UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
NORTHWEST NATURAL HOLDING COMPANY
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

April 17, 2026

Dear Shareholders of Northwest Natural Holding Company:

We cordially invite you to attend the 2026 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Thursday, May 28, 2026, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2026. We have found that this format allows shareholders to participate regardless of where they are located, and affords our shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares and submit questions electronically during the meeting.

At the meeting you will be asked to consider and vote upon three proposals: (1) the election of three Class III directors for terms of three years; (2) an advisory vote to approve named executive officer compensation; and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2026. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2 and 3. In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 10, 2026, the record date set for the meeting. Please see page 2 for further instructions on attending the Annual Meeting.

Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2025 Annual Report, which is also enclosed. We also invite you to review NW Holdings’ annual Community and Sustainability report found at https://ir.nwnaturalholdings.com/Sustainability, which highlights all of the work NW Holdings has accomplished in these areas.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

Malia H. Wasson	Justin B. Palfreyman
Chair of the Board	President and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

The 2026 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company) will be held on Thursday, May 28, 2026 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2026 for the following purposes:

1.	To elect three Class III directors for terms of three years;

2.	To conduct an advisory vote to approve the named executive officers’ compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2026; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

We are holding the Annual Meeting in an electronic meeting format to allow shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 10, 2026, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan to vote any shares held for shareholders’ benefit thereunder, as indicated on the proxies. In addition, the trustee of the Northwest Natural Retirement K Savings Plan (401(k) Plan) will vote any shares of NW Holdings common stock that are allocated to participants’ 401(k) Plan accounts as directed by the participants. To the extent participants do not provide voting directions, the trustee will vote the undirected shares in the same proportion as the 401(k) Plan shares for which voting directions are received. A proxy card and postage-paid return envelope are included for your convenience. No postage is required if mailed within the United States. You can also vote online or by telephone using the instructions on the enclosed proxy card or Voting Instruction Form.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy via the Internet or telephone in accordance with the instructions on the enclosed proxy card or Voting Instruction Form. Prompt submission of your proxy will help us avoid the additional expense of further solicitation to ensure that a quorum is present. Shareholders may vote electronically at the virtual Annual Meeting even if they have previously submitted a proxy.

By Order of the Board of Directors,

Megan H. Berge
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

April 17, 2026

Portland, Oregon

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders

This Proxy Statement and our 2025 Annual Report are available at www.nwnaturalholdings.com.

Information Regarding 2026 Annual Meeting Of Shareholders

To Be Held May 28, 2026

PROXY STATEMENT

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Thursday, May 28, 2026, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2026. We are holding the Annual Meeting in an electronic meeting format to allow all shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 10, 2026 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2025, including audited financial statements (Annual Report), is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 17, 2026.

How to Vote by Proxy and Revoke Your Proxy

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

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Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 27, 2026 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 25, 2026.

•	Have your proxy card available.

•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•

On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 27, 2026 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 25, 2026.

•	Have your proxy card available when you call.

•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2 and 3 as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.

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Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

2026 ANNUAL PROXY STATEMENT | 1

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

Voting Your Securities

The 42,080,010 shares of NW Holdings common stock outstanding on April 10, 2026 were held by 3,485 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 10, 2026 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 10, 2026 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. Accordingly, regardless of the number of shares you hold, you are urged to submit your proxy in advance of the meeting. Alternatively, you may grant your proxy by the Internet or telephone as described above.

Attending the Annual Meeting

To allow all shareholders, regardless of location, to participate at the Annual Meeting, NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2026, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins. If you have difficulty accessing the Annual Meeting through the meeting website, a phone number will be posted on the meeting website to connect you to technical support.

2 | NORTHWEST NATURAL HOLDING COMPANY

Proposal 1—Election of Directors

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors of NW Holdings (Board of Directors or Board) shall be composed of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by the Board. The Board has currently fixed the number of directors at eleven. As previously disclosed, on February 25, 2026, Karen Lee notified NW Holdings that she intends to retire from the Board at the end of her current term, which expires at this year’s Annual Meeting. In connection with Ms. Lee’s notice and in accordance with NW Holdings’ Amended and Restated Articles of Incorporation, the Board approved a resolution reducing the number of directors comprising NW Holdings’ Board from eleven to ten members, effective as of the expiration of Ms. Lee’s term.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The terms of the Class III directors expire at this year’s Annual Meeting. Directors Anderson, Bragdon and Partain are nominees for election to the Board as Class III directors to serve until the 2029 Annual Meeting or until their successors have been duly qualified and elected. Directors Anderson and Partain were each last re-elected to the Board of Directors by the shareholders at the 2023 Annual Meeting. Mr. Bragdon was appointed to the Board of Directors effective July 12, 2025. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the three nominees for the Class III director positions who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends that you vote FOR the election of each of the three nominees listed below.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to the NW Holdings, or Northwest Natural Gas Company (NW Natural) as the predecessor of NW Holdings, Board of Directors, as applicable.

2026 ANNUAL PROXY STATEMENT | 3

Nominees For Election to the Board of Directors

Class III Nominee Directors for Terms Expiring in 2029

David H. Anderson Former Chief Executive Officer, NW Holdings and NW Natural, Portland, Oregon Age: 64 Director since: 2016 Board Committees: Finance and Public Affairs and Environmental Policy

Mr. Anderson served as Chief Executive Officer of NW Holdings and NW Natural until his retirement on April 1, 2025. He began serving as Chief Executive Officer of NW Natural in August 2016 and assumed the role of Chief Executive Officer of NW Holdings upon its formation in 2018. He also previously served as President of NW Natural from July 2016 to May 2023 and of NW Holdings from its inception to May 2023. Prior to that, he held positions at NW Natural, including as President and Chief Operating Officer from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company (NYSE: NFG) where he has been appointed to the Audit, Financing and Compensation Committees. Mr. Anderson previously served as Chair and a board member of the American Gas Association (AGA), where he also at various times served as Chair and/or member of numerous AGA committees, including the AGA Finance Committee, Audit Committee, Compensation Committee, Fiscal and Tax Committee, Executive Committee, and Safety, Resilience/Reliability, and Security Task Force and Clean Energy Task Force. He also served as a board trustee of the American Gas Foundation. Mr. Anderson is a past board member of the Northwest Gas Association, the Oregon Business Council, Portland Business Alliance, Portland State University Foundation, Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Chair of the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past advisory board member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson was also previously appointed by former Governor Kate Brown and served on Oregon’s Global Warming Commission. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a Certified Public Accountant (ret.) and Chartered Global Management Accountant.

Mr. Anderson’s over 20 years with NW Natural, including nine years as Chief Executive Officer, and his over 35 years’ experience in the electric, gas, and water/wastewater industries, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations, as well as the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s strategy, risk oversight, change management, business, operations, and financial positioning. Mr. Anderson’s combined professional skills and insights from his former position as Chief Executive Officer, as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

4 | NORTHWEST NATURAL HOLDING COMPANY

Peter J. Bragdon

President, Columbia Sportswear Company, Portland, Oregon

Age: 63

Director since: 2025

Board Committees: Organization and Executive Compensation and Public Affairs and Environmental Policy

Mr. Bragdon was appointed President of Columbia Sportswear Company (Nasdaq: COLM) in November 2025. Prior to his appointment, Mr. Bragdon served as Executive Vice President, Chief Administrative Officer and General Counsel of Columbia since 2015. He joined Columbia in 1999 and served as Senior Counsel and Director of Intellectual Property until January 2003. From 2003 to 2004, Mr. Bragdon served as Chief of Staff in the Oregon Governor’s office. Mr. Bragdon returned to Columbia in 2004 as Vice President, General Counsel and Secretary and was named Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary in 2010 and Executive Vice President, Chief Administrative Officer, General Counsel and Secretary in 2015. In 2017, he assumed oversight of Columbia’s international distributor business. Prior to Columbia, Mr. Bragdon served as an attorney in the corporate securities and finance group at Stoel Rives LLP, and Special Assistant Attorney General for the Oregon Department of Justice. Mr. Bragdon also sits on the Board of NW Natural. He currently serves as Chair of the Board of the Oregon Community Foundation, a board member of the Portland Branch of the Federal Reserve Bank of San Francisco, and sits on the Board of Trustees of Reed College. He also serves on the Board of the World Federation of the Sporting Goods Industry. He received a Juris Doctorate from Stanford Law School, a Master of Studies in Law from Yale Law School, and a Bachelor of Arts from Amherst College.

Mr. Bragdon brings to the NW Holdings Board deep executive, legal, and governance experience developed over more than two decades at Columbia Sportswear Company, where he currently serves as President. He has overseen legal matters, corporate governance, public company compliance, enterprise risk management, mergers and acquisitions, and strategic business development, equipping him to provide valuable guidance on complex legal and strategic matters. In addition, his leadership of public policy, government relations, and stakeholder engagement at Columbia, together with his prior service as Chief of Staff to the Governor of Oregon, enables him to contribute meaningful insights on legislative, regulatory, and public affairs matters. His combined strategic, policy, and legal experience strengthens the Board’s collective knowledge, capabilities and experience.

Nathan I. Partain

Former President and Co-Chief Investment Officer, Duff & Phelps Investment Management Co., Carmel, Indiana

Age: 69

Director since: 2021

Board Committees: Finance, Governance, and Organization and Executive Compensation (Chair)

Mr. Partain is the former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co., a position he held from 2005 until December 2020. Previously, Mr. Partain served as Executive Vice President of Duff & Phelps. Earlier, he was with Duff & Phelps Investment Research Co., where he served as the Director of Utility Research, Director of Equity Research, and Director of Fixed Income Research. Mr. Partain also previously served as President and Chief Executive Officer of DNP Select Income Fund Inc. (DNP), from 2001 to March 2021, and was Chief Investment Officer of DNP from 1998 to 2017. He also served as President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc. (DUC) and DTF Tax-Free Income Inc. (renamed DTF Tax-Free Income 2028 Term Fund Inc. in 2022) (DTF) from 2004 to March 2021 and President and Chief Executive Officer of Duff & Phelps Utility and Infrastructure Fund Inc. (DPG) from 2011 to March 2021. DNP, DTF and DPG (and formerly DUC until its merger with DNP in 2021) are part of a single “fund complex” of registered investment companies under SEC rules that share a common board of directors (the Duff & Phelps Fund Complex). Mr. Partain previously served as a director of the Duff & Phelps Fund Complex until March 2022, having served as a director of DNP and DTF since 2007 and DPG since 2011 (he also served as a director of DUC from 2007 to 2021). Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain serves on the Board of NW Natural and has served on the Board of Directors of Otter Tail Corporation (Nasdaq: OTTR), an electricity and energy services company, since 1993 and as its Chair since 2011. Mr. Partain is

2026 ANNUAL PROXY STATEMENT | 5

a past National Association of Corporate Directors (NACD) Board Leadership Fellow. He earned a BS and MBA from Sam Houston State University. Mr. Partain is a Chartered Financial Analyst (CFA) and a member of the CFA Society of Chicago.

Mr. Partain brings to the NW Holdings Board significant board oversight and executive leadership, financial, strategic and governance expertise as a result of his many years of experience at Duff & Phelps. Mr. Partain’s service as Chair of the Board of Otter Tail Corporation enables him to provide important insight and advice to the Board on a wide range of matters related to the utility and energy industry, including in areas of renewable energy, decarbonization and sustainability. He additionally brings to the Board extensive knowledge of the utility industry gained from over 30 years of providing utility investment research and management services to institutional clients of Duff & Phelps and from his roles with Gulf States Utilities Company, and he is well positioned to advise management on matters of business strategy, growth and development, finance and capital markets, human capital management, and executive compensation. Mr. Partain’s deep industry knowledge, as well as his financial, governance and executive experience, strengthen the Board’s collective knowledge, capabilities and experience.

Members of the Board of Directors Continuing in Office

Class I Directors With Terms Expiring in 2027

Monica Enand

Founder and Former Chief Executive Officer, Zapproved, Inc., Portland, Oregon

Age: 54

Director since: 2019

Board Committees: Finance (Chair), Governance, and Public Affairs and Environmental Policy

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she served as Chief Executive Officer until February 2023 following the acquisition of Zapproved by Exterro. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the compiler and architecture group at Intel. Ms. Enand also serves as a board member of NW Natural. Additionally, she currently serves as Chair of the Board of Curity and sits on the boards of Nextpoint, Inc., the Oregon Community Foundation, where she chairs the Investment and Audit Committees, and Project Wayfinder. She is also an Oregon Business Council Fellow. Ms. Enand has previously served as Chair of Auth0 and Technology Association of Oregon, and as a member of Oregon Growth Board, Oregon Innovation Council, and Oregon Investment Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year Award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a bachelor’s degree in computer engineering from Carnegie Mellon University and a Masters of Business Administration from the University of Portland.

Ms. Enand brings to the NW Holdings Board entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales, and marketing allow Ms. Enand to provide oversight of, and contribute important insights on, the Company’s strategy and strategic direction, business development, growth and expansion activities, mergers and acquisitions, business diversification, change management, cyber and information security, finance, compliance, human capital management, marketing and sales, and customer experience and support, which strengthens the Board’s collective knowledge, capabilities and experience.

6 | NORTHWEST NATURAL HOLDING COMPANY

Justin B. Palfreyman President and Chief Executive Officer, NW Holdings Chief Executive Officer, NW Natural, Portland, Oregon Age: 47 Director since: 2025 Board Committees: None

Mr. Palfreyman is President and Chief Executive Officer of NW Holdings and Chief Executive Officer of NW Natural, effective as of April 1, 2025. From May 2023 to March 2025, Mr. Palfreyman served as President of NW Holdings and NW Natural. He previously served as Senior Vice President, Strategy and Business Development of NW Natural from February 2023 to May 2023, and from 2016 to 2023, he was Vice President, Strategy and Business Development of NW Natural. Before joining NW Natural, he was with Lazard, Freres & Co., a global financial advisory and asset management firm, serving as a Director in Lazard’s Power, Energy & Infrastructure Group from 2009 to 2016. In that position, he provided strategic and financial advice to corporations, institutional investors, private equity funds and government clients. Prior to Lazard, Mr. Palfreyman was an associate in the Infrastructure Investment Banking Group at Goldman Sachs in New York. He has also held various positions in finance, strategy and business development at both Apex Learning and Accenture in Seattle, Washington. In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Palfreyman is a member of the Board of Directors for various NW Holdings’ subsidiaries, including NW Natural Renewables Holdings, LLC, SiEnergy Operating, LLC (SiEnergy) and NW Natural Water Company, LLC (NW Natural Water) and their respective subsidiaries.

Mr. Palfreyman currently serves as a board member of the American Gas Association (AGA), a board trustee of the American Gas Foundation, a board member of the Oregon Business Council and a board member of CASA for Children of Multnomah, Washington, Columbia and Tillamook Counties, having been the past President. Mr. Palfreyman graduated from Pacific Lutheran University with a Bachelor of Business Administration. He also holds a Master of Business Administration from The University of Chicago Booth School of Business and a Master of Public Policy from The University of Chicago Irving B. Harris School of Public Policy.

Mr. Palfreyman serves a key leadership role on the Boards of NW Holdings and NW Natural and provides the Boards with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business, its finances and operations, the energy and utilities industries generally, and the Company’s strategy, challenges and opportunities. He acts as the principal intermediary between management and the non-management directors of our Board. Mr. Palfreyman has served in several key officer roles at NW Natural over the past decade, which enables him to provide important insights on the Company’s business, operations and strategy as well as matters relating to the energy and utilities industries generally, including gas, water and renewables. Additionally, his extensive professional experience enables him to provide valuable guidance on matters related to strategy, business development, risk oversight, mergers and acquisitions, growth, and operations. Mr. Palfreyman’s insights from his position as Chief Executive Officer as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson

Chair of the Board, NW Holdings and NW Natural, Portland, Oregon

Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon

Age: 67

Director since: 2014

Board Committees: Audit, Governance, and Organization and Executive Compensation

Since March 2015, Ms. Wasson has been the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson was elected as Chair of the Boards of NW Holdings and NW Natural in August 2021. Ms. Wasson

2026 ANNUAL PROXY STATEMENT | 7

currently serves on the Board of Directors of Columbia Sportswear Company (Nasdaq: COLM), where she is Chair of the Audit Committee and serves on the Nominating and Corporate Governance Committee. Ms. Wasson formerly served on the boards of Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc., SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan and Oregon Business Council. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the Board on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, mergers and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committee of Columbia Sportswear and prior service as Chair of the Audit Committee of NW Natural and NW Holdings highlights her substantial experience in finance and accounting matters, which has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Wasson’s experience enables her to provide valuable guidance to the Board on accounting, finance, risk oversight, business strategy and development, and corporate governance. Together with her background in commercial banking and regulation and her strong community ties, this experience strengthens the Board’s collective knowledge, capabilities and expertise.

Class II Directors With Terms Expiring in 2028

Sandra McDonough

Former President and Chief Executive Officer, Oregon Business & Industry, Portland, Oregon

Age: 71

Director since: 2022

Board Committees: Audit, Governance, and Public Affairs and Environmental Policy (Chair)

Since September 2021, Ms. McDonough has been the owner of Quetzal Consulting, a business consulting firm. From 2018 to 2021, Ms. McDonough served as President and CEO of Oregon Business & Industry (OBI), Oregon’s largest statewide general business organization, with members across the state representing a wide variety of industries. Before joining OBI, Ms. McDonough served as President and CEO of the Portland Business Alliance, Greater Portland’s Chamber of Commerce for 14 years. Ms. McDonough previously worked in the energy industry for two decades, including as a Vice President, External Affairs, for PG&E National Energy Group and Vice President, Communications and External Affairs, for PG&E Gas Transmission Northwest, both companies being former operating units of San Francisco-based PG&E Corporation. Earlier, Ms. McDonough worked for PacifiCorp, holding positions in Oregon and Washington, D.C. Ms. McDonough currently serves on the boards of NW Natural and the non-profit New Avenues for Youth. She also serves on the Oregon advisory board for Regence and is a senior fellow of the American Leadership Forum/Oregon. She previously served on the Oregon advisory board for U.S. Bank National Association. She holds two bachelor’s degrees from the University of Oregon.

Ms. McDonough brings to the NW Holdings Board extensive experience in governmental and public affairs through her leadership of OBI and the Portland Business Alliance, allowing her to contribute valuable insights on policy development and governmental relations. In addition, her strong community ties and familiarity with the Oregon business landscape position her to provide oversight on matters related to the local economy, business environments, and the communities served by NW Natural and NW Holdings. Her breadth of experience and leadership, including two decades of experience in the energy industry, positions her to provide insights to the Board and management on a wide variety of matters, including, but not limited to: utility operations, regulatory matters, change management, decarbonization, sustainability and climate change, and business development and strategy, all of which strengthen the Board’s collective knowledge, capabilities and experience.

8 | NORTHWEST NATURAL HOLDING COMPANY

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 67

Director since: 2007

Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Suncor Energy Inc. (Suncor) ((NYSE: SU)(TSX: SU)), Capital Power Corporation (TSX: CPX), and Canadian Pacific Kansas City (formerly Canadian Pacific Railway Limited) ((NYSE: CP)(TSX: CP)). She currently serves as a member of the Audit and Finance Committee of Canadian Pacific Kansas City, where she previously served as Chair, on the Audit and Health, Safety & Environment Committees of Capital Power, and on the Audit and Governance Committees of Suncor. Ms. Peverett additionally serves as Chair of the CSA Group (formerly the Canadian Standards Association). Ms. Peverett has also previously served on the Board of Directors of Canadian Imperial Bank of Commerce (CIBC) ((NYSE: CM)(TSX: CM)) from 2009 to 2023. She has also previously served on the boards of Hydro One Inc., AEGIS, Encana Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, Chair of the Corporate Governance Committee and a member of the Audit Committee at CIBC, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, as well as her board experience at Capital Power Corporation, a North American power producer, Suncor, a global integrated energy company, Canadian Pacific Kansas City and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to provide oversight of and advise management on a wide range of natural gas and energy industry strategic and regulatory matters. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit and Finance Committee of Canadian Pacific Kansas City, member of the Audit and Governance Committees of Suncor, former Chair of the Corporate Governance Committee and Audit Committee of CIBC, former Chair of the Audit Committee of Encana Corporation, and a former Audit Committee member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance, risk oversight, change management, and financial matters. Ms. Peverett’s extensive knowledge of and training in finance and accounting matters has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Her cumulative experience strengthens the Board’s collective knowledge, capabilities and experience.

2026 ANNUAL PROXY STATEMENT | 9

Charles A. Wilhoite

Managing Director, Willamette Management Associates, Inc., Portland, Oregon

Age: 61

Director since: 2018

Board Committees: Audit, Governance (Chair), and Organization and Executive Compensation

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services, which firm was acquired by Citizens Financial Group in September 2021. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as a member of the Board of Trustees of Meyer Memorial Trust, Board Chair of Legacy Health, and serves as a board member of NW Natural, the Jensen Quality Growth Fund (JENSX), Portland Metropolitan Chamber (formerly Portland Business Alliance), Oregon Business Council, W. Lease Lewis, 4G Clinical, and the National Association of Corporate Directors Northwest Chapter. He also serves as an advisory board member of Black Business Warehouse and was appointed by former Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of the Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and Meyer Memorial Trust, past Chair of the Portland Police Bureau Budget Advisory Committee, and past Chair and member of The Nature Conservancy of Oregon, Inc. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans, U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, Oregon Health & Science University Medical Group, the Oregon Housing Stability Council, Oregon Investment Council, and the Federal Reserve Bank of San Francisco-Portland Branch, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance and accounting, developed from over 35 years of experience as a consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and current and former service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Business Council, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide oversight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette Management Associates, Inc. for over three decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provides an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

10 | NORTHWEST NATURAL HOLDING COMPANY

Mary E. Ludford Former Deputy Chief Security Officer, Exelon Corporation, Couderay, Wisconsin Age: 66 Director since: 2024 Board Committees: Audit and Finance

From 2018 until her retirement in 2020, Ms. Ludford served as Deputy Chief Security Officer for Exelon Corporation, a provider of utility services in the United States. Ms. Ludford previously served as Vice President, Corporate Operations of Exelon from 2016 to 2018, and as Chief Audit Executive of Exelon from 2010 until 2016. At PECO Energy (an Exelon company), Ms. Ludford served from 2009 to 2010 as Vice President of Smart Grid and Smart Meters, as Vice President of Customer Operations from 2007 to 2009, and as Vice President Finance from 2006 to 2007. She additionally served as Vice President of Customer Financial Operations at Commonwealth Edison and PECO Energy from 2005 to 2006. Prior to 2005, Ms. Ludford held a variety of roles of increasing responsibility and complexity in the energy industry. Ms. Ludford currently serves on the Boards of NW Natural and Otter Tail Corporation (Nasdaq: OTTR), where she also serves on its Audit and Corporate Governance Committees. She holds a Master of Business Administration from the Quinlan School of Business at Loyola University Chicago and a Bachelor of Business from Western Illinois University.

Ms. Ludford’s extensive senior management experience at Exelon Corporation positions her to provide valuable guidance and insight on a wide range of operational, strategic and regulatory matters impacting the energy and utility industries. In addition, her professional and board experience, including as a member of the Audit Committee of Otter Tail Corporation, enable her to provide important oversight of a variety of financial, accounting, auditing, risk management, change management, and cybersecurity matters. Ms. Ludford’s cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Ludford’s extensive knowledge and experience in finance, accounting and energy and utility industry matters strengthen the Board’s collective knowledge, capabilities and experience.

2026 ANNUAL PROXY STATEMENT | 11

Corporate Governance

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organizational meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2025, 11 of our 13 then-current directors attended the Annual Meeting of Shareholders.

During 2025, there were seven meetings of the Board of Directors, each of which included an executive session of non-management directors. No director attended fewer than 75% of the aggregate meetings of our Board and Committees on which they served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 26, 2026, the Board determined that nine of NW Holdings’ eleven current directors met the independence criteria. They are directors Bragdon, Enand, Lee, Ludford, McDonough, Partain, Peverett, Wasson, and Wilhoite. The Board previously determined that directors Timothy P. Boyle, Dave McCurdy and Kenneth Thrasher, who each retired from the Board effective May 22, 2025, were independent.

Board Nominations and Refreshment

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chair of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of the Company and the experience represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity of background and experience, and independence.

In recent years, the Board undertook a comprehensive succession planning and refreshment review in anticipation of the retirements of several long-tenured directors. In line with those plans, the Board has undergone substantial refreshment, with four of the eleven current directors being added to the Board within the last five years.

12 | NORTHWEST NATURAL HOLDING COMPANY

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that their name be placed in nomination, together with the written consent of the nominee, and received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting. Shareholders who wish to nominate directors in accordance with the procedures of our Restated Articles, Amended and Restated Bylaws (Bylaws) and Rule 14a-19 under the Securities and Exchange Act of 1934, as amended, should refer to “2027 Annual Meeting of Shareholders” on page 69 of this Proxy Statement for further information.

Board Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as a factor in evaluating candidates for Board membership, including with respect to factors such as background, experience, skills, geographic location, race, gender, ethnicity, culture, veteran status, age, disability, and sexual orientation. Currently, of the eleven members of the Board, six directors are women, including the Chair of the Board, three directors identify as racially or culturally diverse, one director is a military veteran, and four directors are from a geographic location other than Portland, Oregon. The Governance Committee believes that, as a group, the nominees presented for election at the 2026 Annual Meeting of Shareholders effectively contribute to the Board’s diverse range of backgrounds, experiences, skills and perspectives.

Board Experience

The NW Holdings Board consists of eleven directors with extensive professional experience and a diverse array of skills. This diversity of experience provides our Board with a collective skill set that is advantageous to the Board’s oversight of our business and operations. In addition to the qualifications required of all directors that are set forth in NW Holdings’ Director Selection Criteria, our Board members have experience in the following areas, among others:

NW HOLDINGS DIRECTOR EXPERIENCE*

Previous/Other Public Company Board Service
5
Executive Experience
9
Federal or State Regulatory
7
Federal, State, and Local Community Relationships
10
Legislative and Policy Development
9
Stakeholder Management
10
Gas, Utility or Other Energy
7
Decarbonization and Sustainability
6
Business Diversification
9
Business Development, Expansion and Growth
10
Risk Management
11
Cyber/IT
9
Accounting/Auditing
11
Change Management/Business Transformation
9
Legal/Governance/Compliance
9
Finance and Capital Markets
8

* Represents the number of current NW Holdings directors with the indicated skill or experience. Experience ratings determined on scale of 0-3, where 0 represents no experience and 3 represents direct, hands-on experience. Experience is reported if rated at level 1 or higher.

For a more detailed description of each director’s experiences, please see the director biographies above.

2026 ANNUAL PROXY STATEMENT | 13

Board Leadership Structure

The current Board leadership structure separates the roles of Chair and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Board Chair and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chair presides and only the non-management directors are present. In 2025, NW Holdings also held an executive session composed solely of independent directors, in accordance with NYSE rules.

Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and the Finance Committee and Public Affairs and Environmental Policy Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks including, but not limited to, risks related to business continuity and disaster response, strategy and business development, business improvement and technology, customer demand and market competition, gas procurement, pricing and hedging, gas distribution and storage operations, water, wastewater and water services operations, renewables operations, environmental and climate change matters, economic environment and financing, effective governance, legislative and regulatory risk and compliance, state and federal regulatory process and environment, financial performance, business integrity and compliance, financial statements and internal controls, pensions and retirement plans, reputational risk, human capital management, compensation and employee benefits, succession planning (including the CEO), human risks, and Company culture. Committee oversight authority with respect to risk management is described in more detail below. The Governance Committee and the Board periodically review its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Appropriate members of management serve as liaisons to Board committees, attend Board and committee meetings and regularly discuss with the Board and the committees various risks confronting the Company.

Management reports regularly to the Board on significant risk categories. Additional review or reporting on enterprise risks is conducted as needed or requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, Organization and Executive Compensation (OECC), and Public Affairs and Environmental Policy (PAEPC). Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at each committee meeting; the independent Chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

14 | NORTHWEST NATURAL HOLDING COMPANY

The table below shows the current membership of the Board and each standing committee and the number of meetings held during 2025.

Director	Board	Audit(1)	Organization and Executive Compensation	Governance	Finance	Public Affairs and Environmental Policy

David H. Anderson	X				X	X

Peter J. Bragdon	X		X			X

Monica Enand	X			X	Chair	X

Karen Lee	X				X	X

Mary E. Ludford	X	X			X

Sandra McDonough	X	X		X		Chair

Justin B. Palfreyman	X

Nathan I. Partain	X		Chair	X	X

Jane L. Peverett	X	Chair	X	X

Malia H. Wasson	Chair	X	X	X

Charles A. Wilhoite	X	X	X	Chair

Number of Total Meetings in 2025	7	6	4	5	4	2

(1)

Based on its review of relevant information, the Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements and that each of Mses. Ludford, Peverett and Wasson and Mr. Wilhoite is an “audit committee financial expert,” as that term is defined under applicable SEC rules.

AUDIT COMMITTEE

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems, cybersecurity and artificial intelligence, the Company’s enterprise risk management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ Chief Executive Officer and President, Chief Financial Officer, Chief Accounting Officer, General Counsel and Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

FINANCE COMMITTEE

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, capital structure, dividend policy and material regulatory actions and issues as they relate to the Company’s financial results, strategy and forecasts. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management and benchmarking financial performance against peers. The Finance Committee also oversees risks related to the economic environment, gas supply and pricing and carbon credit pricing and procurement, and provides oversight of the Company’s investor relations program, credit agency and NYSE relationships, as well as the Company’s retirement plans and funding status. The Finance Committee charter also provides that the Finance Committee will make recommendations to the

2026 ANNUAL PROXY STATEMENT | 15

Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

GOVERNANCE COMMITTEE

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure, including the Corporate Governance Standards discussed below, evaluates Board and individual director performance and oversees director onboarding and continuing director education. The Governance Committee annually evaluates executive and director stock ownership guidelines and directors’ and officers’ ownership levels. The Governance Committee also reviews and makes recommendations to the Board regarding Board compensation. It also considers Board succession plans and any questions of possible conflicts of interest of Board members and senior executives, as well as director independence, and, jointly with the OECC, considers CEO succession plans. The Governance Committee is also responsible for oversight of NW Holdings’ integrated environmental, social and governance matters.

ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including, jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce; with input from the full Board, reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincentivize inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding organization and executive succession matters. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Policies and Practices,” below.

PUBLIC AFFAIRS AND ENVIRONMENTAL POLICY COMMITTEE

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant legislative and regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets. It identifies and brings to the attention of the Board current and emerging political and societal trends. The PAEPC oversees our programs and policies relating to civic, human rights, charitable and community affairs, customer engagement, employee health and well-being, safety, access and inclusion, employee engagement, equal employment opportunities, and any other significant corporate social responsibility matters. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees matters related to our environmental liabilities. It reviews the Company’s environmental risks and the Company’s plans for managing those risks.

16 | NORTHWEST NATURAL HOLDING COMPANY

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards, which are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.

•

Director orientation, continuing education and technology proficiency expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.

•

Directors should not serve on more than four boards of directors of public companies and directors who also serve as CEOs of public companies should not serve on more than two boards of directors of public companies.

•	The Board and committee structure and function, including expectations for meeting attendance and preparation.

•	Annual CEO report to the Board regarding succession planning and talent management development.

•	Governance Committee recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.

•	Annually, the Board reviews and monitors the strategic plan and one-year capital expenditure plans.

•

The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting and an executive session of independent directors at least once per year; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity, and the Chief Compliance Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics.

The Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer will refer concerns that come directly before her relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. She also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of NW Holdings to file initial reports of ownership and changes in ownership of NW Holdings common stock with the SEC. Based solely on a review of the copies of reports furnished to us and written representations that no other such reports were required, we believe that during our fiscal year ended December 31, 2025, all directors and executive officers timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, except the Form 4 filed on behalf of David H. Anderson on February 28, 2025 inadvertently omitted 2,588 shares of common stock sold pursuant to a Rule 10b5-1 trading plan. An amended Form 4/A was filed on March 26, 2025.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Peter J. Bragdon, Hon. Dave McCurdy, Nathan I. Partain, Jane L. Peverett, Kenneth Thrasher, Malia H. Wasson and Charles A. Wilhoite each served as members of the OECC in 2025. No member of the OECC has been an executive officer of the Company, and no member of the OECC had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the OECC during 2025.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Related Party Transactions Policy), specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, are subject to prior review by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Related Party Transactions Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) whether or not the transaction is otherwise inconsistent with the interests of the Company and its shareholders. Upon review of a transaction, the Audit Committee may approve or disapprove entry into the transaction and direct the officers of the Company to take appropriate action. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Compensation to Son of Executive Officer

Sebastian Weber, the son of David A. Weber, Vice President, Gas Supply and Utility Support Services of NW Natural, has been an employee of NW Natural since February 2022. Mr. Sebastian Weber is currently employed as a Major Account Services Account Manager 2. Mr. David Weber was not involved in decisions regarding Mr. Sebastian Weber’s hiring or compensation. Compensation paid to Mr. Sebastian Weber in 2025 was approximately $159,114 and is expected to be similar in 2026. Mr. Sebastian Weber does not report to Mr. David Weber, nor is Mr. David Weber in a position of oversight of Mr. Sebastian Weber. Compensation paid to Mr. Sebastian Weber is reviewed periodically by the Audit Committee in accordance with our Related Party Transactions Policy.

18 | NORTHWEST NATURAL HOLDING COMPANY

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2025 by each person who, to our knowledge, owned beneficially more than 5% of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,647,450(2)	15.99%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,350,343(3)	10.47%

State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	2,083,304(4)	5.01%

(1)	Based on shares outstanding as of December 31, 2025.

(2)

Based on information set forth in Schedule 13G/A filed April 30, 2025 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 6,564,640 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 82,810 shares reported on the Schedule 13G/A.

(3)

Based on information set forth in Schedule 13G/A filed February 13, 2024 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 4,269,573 shares, shared power to dispose of or to direct the disposition of 80,770 shares, no sole power to vote or direct the vote of any shares and shared power to vote or direct the vote of 41,152 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 4,309,191 shares reported on the Schedule 13G/A. On March 27, 2026, The Vanguard Group, Inc. filed a Schedule 13G/A with the SEC indicating that, due to an internal realignment and in accordance with SEC Release No. 34-39538, certain subsidiaries and/or business divisions of The Vanguard Group, Inc. will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. As a result, beneficial ownership will be attributed to certain subsidiaries and/or business divisions of The Vanguard Group, Inc. and The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership of securities owned by such subsidiaries and/or business divisions.

(4)

Based on information set forth in Schedule 13G filed August 11, 2025 with the SEC by State Street Corporation, the reporting person reports that it has shared dispositive power as to the total amount of beneficial ownership and shared power to vote or direct the vote of 1,868,122 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 215,182 shares reported on the Schedule 13G.

2026 ANNUAL PROXY STATEMENT | 19

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings common stock as of December 31, 2025 by all current directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors and current executive officers as a group. For any directors or current executive officers who, as of December 31, 2025, (a) held shares in a deferred compensation account that would not have been distributed to them within 60 days after December 31, 2025 had their service terminated on that date, or (b) any other unvested rights to acquire NW Holdings common stock that were not scheduled to vest within 60 days after December 31, 2025, such shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owner	Common Stock Holdings	401(k) Shares	Unvested RSUs(1)	Deferred Shares(2)	Total Beneficially Owned(3)	Percent of Outstanding Common Stock

Named Executive Officers

Justin B. Palfreyman (also a director)	16,790	—	8,059(4)	—	24,849	*

David H. Anderson (also a director)	36,954(5)	—	8,961(6)	1,812(7)	47,727	*

Raymond J. Kaszuba III	1,842	—	1,689(8)	—	3,531	*

MardiLyn Saathoff	28,458	663	4,229(9)	—(10)	33,350	*

Kimberly H. Rush	21,971	1,521	3,677(11)	—(12)	27,169	*

Megan H. Berge	—	—	3,128(13)		3,128	*

Directors

Peter J. Bragdon	400(14)	—	—	122(15)	522	*

Monica Enand	—	—	—	1,522(16)	1,522	*

Karen Lee	—	—	—	11,285(17)	11,285	*

Mary E. Ludford	—	—	—	3,341	3,341	*

Sandra McDonough	—	—	—	2,051(18)	2,051	*

Nathan I. Partain	7,073	—	—	3,756	10,829	*

Jane L. Peverett	—	—	—	27,450	27,450	*

Malia H. Wasson	8,250	—	—	5,887	14,137	*

Charles A. Wilhoite	253	—	—	1,763(19)	2,016	*

All directors and current executive officers as a group (21 in number)	114,759	23,928	31,084	58,989	228,760(20)	0.55%†

*	The total for each individual is less than 1.0%.

†

Based on the total number of shares beneficially owned on December 31, 2025 (including shares owned as of December 31, 2025, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2025, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2025, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Includes unvested RSUs vesting within 60 days after December 31, 2025. Unvested RSUs that were not scheduled to vest within 60 days after December 31, 2025 are more fully disclosed in the footnotes below with respect to each beneficial owner named in the table.

(2)

Shares under the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days after December 31, 2025, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2025 are included in the table. Remaining shares under the DCP are not included in the table as they represent under the terms of the DCP rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2025; such shares are disclosed in the footnotes below.

(3)	Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

(4)	Does not include 14,132 shares issuable under unvested RSUs with a performance threshold that were not scheduled to vest within 60 days after December 31, 2025.

(5)	Shares held jointly by Mr. Anderson’s Trust with the Trust of Mr. Anderson’s spouse.

(6)	Does not include 9,982 shares issuable under unvested RSUs with a performance threshold that were not scheduled to vest within 60 days after December 31, 2025.

20 | NORTHWEST NATURAL HOLDING COMPANY

(7)	Does not include 8,801 shares credited to Mr. Anderson’s account under the DCP.

(8)

Does not include 3,378 shares issuable under unvested RSUs with a performance threshold, and 5,210 shares under unvested time-based RSUs, that were not scheduled to vest within 60 days after December 31, 2025.

(9)	Does not include 6,114 shares issuable under unvested RSUs with a performance threshold that were not scheduled to vest within 60 days after December 31, 2025.

(10)	Does not include 16,004 shares credited to Ms. Saathoff’s account under the DCP.

(11)	Does not include 5,186 shares issuable under unvested RSUs with a performance threshold that were not scheduled to vest within 60 days after December 31, 2025.

(12)	Does not include 41 shares credited to Ms. Rush’s account under the DCP.

(13)

Does not include 2,058 shares issuable under unvested RSUs with a performance threshold, and 4,198 shares under unvested time-based RSUs, that were not scheduled to vest within 60 days after December 31, 2025.

(14)	Shares held jointly by Mr. Bragdon and Mr. Bragdon’s spouse.

(15)	Does not include 1,106 shares credited to Mr. Bragdon’s account under the DCP.

(16)	Does not include 13,715 shares credited to Ms. Enand’s account under the DCP.

(17)	Does not include 9,238 shares credited to Ms. Lee’s account under the DCP.

(18)	Does not include 8,219 shares credited to Ms. McDonough’s account under the DCP.

(19)	Does not include 15,890 shares credited to Mr. Wilhoite’s account under the DCP.

(20)	Includes 49,203 shares held by executive officers not named above.

2026 ANNUAL PROXY STATEMENT | 21

Executive Compensation

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee (OECC) of the Board of Directors of NW Holdings is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted on February 26, 2026 by the Organization and Executive Compensation Committee of the Board of Directors:

Nathan I. Partain, Chair	Malia H. Wasson
Peter J. Bragdon	Charles A. Wilhoite
Jane L. Peverett

22 | NORTHWEST NATURAL HOLDING COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the elements and objectives of our executive compensation program for 2025, the OECC’s assessment of our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2025 compensation results for each Named Executive Officer (NEO).

Named Executive Officers

Our NEOs for fiscal year 2025 were all employed by NW Natural and are as follows:

Name	Title at December 31, 2025(1)

Justin B. Palfreyman	President and Chief Executive Officer, NW Holdings(2) Chief Executive Officer, NW Natural

David H. Anderson	Former Chief Executive Officer(3)

Raymond J. Kaszuba III	Senior Vice President and Chief Financial Officer

MardiLyn Saathoff	General Counsel, Chief Compliance Officer, and SVP Regulation, NW Holdings(4) Chief Legal Officer, Chief Compliance Officer, and SVP Regulation, NW Natural

Kimberly H. Rush	President, NW Natural(5)

Megan H. Berge	Deputy General Counsel and Corporate Secretary, NW Holdings(6) Vice President, General Counsel and Corporate Secretary, NW Natural

(1)	Titles listed for 2025 are for NW Holdings and NW Natural except as indicated.

(2)

Mr. Palfreyman was appointed as CEO of NW Holdings and NW Natural effective April 1, 2025. He previously served as President of NW Holdings and NW Natural. In connection with his CEO appointment, Mr. Palfreyman relinquished his title as President of NW Natural.

(3)	Mr. Anderson retired as CEO of NW Holdings and NW Natural effective April 1, 2025.

(4)

Ms. Saathoff was appointed General Counsel, Chief Compliance Officer, and SVP Regulation of NW Holdings and Chief Legal Officer, Chief Compliance Officer, and SVP Regulation of NW Natural, effective February 4, 2025. Ms. Saathoff served as Interim Corporate Secretary from February 4, 2025 to March 2, 2025. She previously served as Senior Vice President, Regulation and General Counsel of NW Holdings and NW Natural. On December 11, 2025, Ms. Saathoff announced her retirement effective April 1, 2026. In connection with her notice, Ms. Saathoff was appointed Chief Legal Officer and SVP, Regulation of NW Holdings and NW Natural, effective January 1, 2026.

(5)	Ms. Rush was promoted to President of NW Natural, effective April 1, 2025. She previously served as Senior Vice President and Chief Operating Officer of NW Natural.

(6)

Ms. Berge joined NW Natural in February 2025 as Deputy General Counsel of NW Holdings and Vice President and General Counsel of NW Natural and was appointed as Corporate Secretary of NW Holdings and NW Natural effective March 3, 2025. Ms. Berge was promoted to Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of NW Holdings and NW Natural, effective January 1, 2026.

Executive Summary of 2025 Pay and Performance

2025 in Review

The OECC strives to align executive compensation with long-term shareholder value. In reviewing the totality of the circumstances for the short- and long-term award periods ending December 31, 2025, the OECC determined that the Company’s compensation programs and payments align NEOs’ interests with shareholders and appropriately incentivizes long-term shareholder value creation.

In 2025, NW Holdings’ reported earnings per share (EPS) of $2.77, and achieved adjusted EPS of $2.931, compared to EPS of $2.03 and adjusted EPS of $2.331 for 2024. Management successfully executed on several key strategic initiatives, while maintaining our focus on safety, reliability and customer service, including:

•

Successful Conclusion of Oregon Rate Case: Management successfully concluded NW Natural’s Oregon general rate case providing for a revenue requirement increase of $20.7 million, and new rates went into effect October 31, 2025, reflecting the Oregon general rate case and NW Natural’s purchased gas adjustment mechanism.

[1]

See Exhibit C “Non-GAAP Financial Measures” and “Reconciliation to GAAP” for a definition and further information on adjusted net income and adjusted EPS. Adjusted net income and adjusted EPS are non-GAAP financial measures and for 2025, exclude transaction and business development costs, including the effects of the SiEnergy and Pines transactions. For 2024, adjusted net income and adjusted EPS exclude the non-cash effects of a line extension regulatory disallowance and SiEnergy transaction costs.

2026 ANNUAL PROXY STATEMENT | 23

•

Expansion Into Texas: In 2025, NW Holdings closed the acquisition of SiEnergy Operating, LLC (SiEnergy), a high-growth gas utility located in Texas, and Hughes Gas Resources, Inc. (rebranded as Pines Holdings or Pines), adding scale to SiEnergy.

•	Achieved Overall Customer Growth of 11.1%: Added approximately 98,000 gas and water utility connections in 2025 for a combined growth rate of 11.1%, mainly driven by the acquisition of SiEnergy.

•	Continued to Invest in Our Business: Invested approximately $467 million in our utility systems to support greater reliability and resiliency.

•	Successful CEO Transition: Successfully executed a smooth and effective CEO transition, supporting continuity of leadership and advancing the Company’s long-term strategy.

2025 Pay and Performance Highlights

The Company’s executive compensation program aims to provide compensation that is competitive with our industry peers and appropriately awards the achievement of the Company’s short and long-term performance goals. Our named executive officer compensation in 2025 consisted of (a) base salary, (b) annual cash incentive compensation under our Executive Annual Incentive Plan (EAIP), (c) long-term incentive compensation comprised of Performance Share Awards (PSAs) and Restricted Stock Units (RSUs), and (d) other benefits as described herein.

ANNUAL INCENTIVES EARNED IN 2025

The Company’s financial performance in 2025, together with management’s execution of key strategic initiatives, resulted in average EAIP payouts to the NEOs of 138.8% of target, out of a maximum possible 175%. The EAIP is weighted 70% based on the Company Performance Factor (comprised of 71.43% Net Income Factor and 28.57% Operations Factor) and 30% Priority/Individual Goals.

For 2025, Net Income, as adjusted by the OECC,2 was $122,136,940, corresponding to 139.4% achievement out of a maximum 175% for the Net Income Factor. Management further achieved 126.2% out of a possible 175% on the Operations Factor, and NEOs earned an average of 145.3% out of a possible 175% for the Priority/Individual Performance Factor.

LONG-TERM INCENTIVES EARNED IN 2025

Long-term incentive targets for NEOs are generally allocated 65% of value to Performance Share Awards (PSAs) and 35% of value to Restricted Stock Units (RSUs). PSAs are not paid unless a return on invested capital (ROIC) threshold is met. Awards are based on achievement of a three-year cumulative earnings per share (EPS) target as modified by the Company’s three-year total shareholder return (TSR) relative to a peer group. The three-year average ROIC for the 2023-2025 performance share cycle, as adjusted3 by the OECC, was 5.95%, resulting in achievement of the performance threshold. Cumulative EPS for the three-year cycle was $7.90, as adjusted, resulting in a 119.6% payout factor. The Relative Total Shareholder Return Modifier resulted in a 100% payout, with the Company achieving a 14.79% TSR over the three-year period which ranked at the 36th percentile of the TSR Peer Group designated by the OECC.

Performance-contingent RSUs do not vest unless NW Holdings’ adjusted return on common equity (ROE) exceeds the average cost of long-term debt for the preceding five years. NW Holdings’ ROE for 2025, as adjusted,4 was 8.39%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.71%, resulting in vesting of outstanding RSUs scheduled to vest in 2026 for 2025 performance.

[2]

To incentivize executive actions that are aligned with the long-term best interest of our business and shareholders, the OECC has authority under the EAIP to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC exercised this authority in 2025 with respect to net income under the EAIP. Please refer to page 32 for further information regarding these adjustments.

[3]	The OECC retains similar adjustment authority under the PSAs as under the EAIP. Please refer to page 37 for further information regarding these adjustments.

[4]	The OECC exercised the same discretion as to net income for purposes of calculating ROE as for net income under the EAIP.

24 | NORTHWEST NATURAL HOLDING COMPANY

Key OECC Actions in 2025

One central responsibility of the OECC is to develop a plan and process for CEO succession and selection in collaboration with the Governance Committee, and to oversee executive officer succession planning and development. In anticipation of Mr. Anderson’s retirement, the OECC and Governance Committee devoted substantial time and discussion to succession planning over the past several years. On May 23, 2024, Mr. Anderson informed the Board of his decision to retire from his position as CEO of NW Holdings and NW Natural effective April 1, 2025, and the Board designated Mr. Palfreyman as successor to the office of CEO. Mr. Anderson retired on April 1, 2025, and Mr. Palfreyman was appointed as CEO and President of NW Holdings and CEO of NW Natural effective at such time.

The OECC also executed on executive succession plans by:

•	Promoting Kim Rush to President of NW Natural, effective April 1, 2025;

•

Promoting Megan Berge to Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of NW Holdings and NW Natural, effective January 1, 2026, following Ms. Saathoff’s announcement of her retirement, effective April 1, 2026; and

•	Successfully onboarding Kyra Patterson as Vice President and Chief People Officer, effective September 8, 2025.

For 2025, the OECC retained its overall incentive design, including the continued use of both financial and operational performance metrics in annual incentive awards. For long-term awards, PSAs continued to be based on three-year cumulative EPS, as modified by the Company’s three-year TSR relative to a peer group, reinforcing the long-term focus of the program. RSUs were generally performance-based and do not vest unless NW Holdings’ adjusted ROE exceeds the average cost of long-term debt for the preceding five years.

Executive Compensation Policies and Practices

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to company performance and drive long-term shareholder value without encouraging inappropriate risk-taking.

2026 ANNUAL PROXY STATEMENT | 25

To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:

✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	×	No change-in-control severance gross-up payments

✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	×	No excessive severance payments

✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	×	No routine or excessive perquisites for executives

✓	Closed participation in supplemental executive retirement plans for officers appointed after 2019	×	No pledging/hedging/short sales of Company stock

✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received	×	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term

✓	Modified supplemental executive retirement plans to reduce benefits and expenses	×	No backdating or repricing of stock options

✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	×	No dividends on unearned Performance Share Awards or RSUs

✓	Conduct annual risk assessment to ensure compensation program does not encourage unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices	×	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking

✓	Require minimum one-year service for vesting in Performance Share Awards and RSUs	×	No employment contracts

✓	Cap incentive payments to discourage inappropriate or unnecessary risk-taking	×	No single-trigger change-of-control severance provisions

Executive Compensation Decision-Making Process

The Organization and Executive Compensation Committee (OECC), composed entirely of independent, non-employee directors, is responsible for establishing our compensation philosophy and practices, and develops, reviews and approves the compensation of the Company’s executive officers. The Board has delegated to the OECC authority to grant equity awards under the LTIP and to approve executive officer compensation, except the CEO’s cash compensation, which is approved by the full Board.

Compensation Philosophy and Guiding Principles

When making compensation decisions, the OECC applies its Executive Total Remuneration Philosophy and Guiding Principles (Compensation Philosophy) to guide executive compensation decisions. Each year, the OECC approves and updates the Compensation Philosophy as needed. Its guiding principles are to design executive compensation programs that:

•	Attract and retain talented, qualified and highly-skilled executives with competitive total remuneration;

•	Motivate high levels of executive performance by linking a significant portion of pay directly to Company performance;

•

Align executives’ interests with those of NW Holdings’ shareholders by: (i) maintaining Corporate Governance Standards that require meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	Pay for the desired results by appropriately balancing short- and long-term incentive measures;

26 | NORTHWEST NATURAL HOLDING COMPANY

•	Motivate appropriate risk-taking to achieve designated objectives, but disincentivize inappropriate risk-taking; and

•

Correctly balance compensation that is attractive to executives, affordable to the Company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

Among other practices, the OECC:

•	Conducts an annual review of all executive compensation plans to align incentives with the OECC’s Compensation Philosophy;

•	Conducts a total remuneration analysis for all executive officers, generally every two years;

•	Reviews performance goals prior to inclusion in executive compensation plans;

•	Reviews achievement of goals prior to determining incentive compensation payouts;

•	Leads the CEO’s mid-year and annual performance reviews, incorporating full Board feedback;

•	Periodically evaluates the performance of its executive compensation consultant and considers consultant selection approximately every five years;

•	Annually assesses whether compensation policies and practices pose risks reasonably likely to have a material adverse effect; and

•

Reviews organizational structures with the CEO and the Vice President and Chief People Officer and recommends succession plans for executive positions at least annually and engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses.

Role of Management

Management supports the OECC to facilitate executive compensation decisions, including working with the compensation consultant engaged by the OECC and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, including providing information about the Company’s performance relative to incentive plan goals, and implementing the Board’s and OECC’s decisions. The Vice President and Chief People Officer currently serves as the primary management liaison to the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other compensation decisions for executives other than himself, but he does not participate in discussions concerning his own compensation.

Role of the Compensation Consultant

For 2025, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to provide guidance to the OECC on the design, operation and competitiveness of our compensation programs. The Consultant reports directly to the OECC Chair. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	External market factors relevant to the Company’s compensation programs;

•	The inclusion of compensation program elements;

•	The design and operation of the executive incentive plans;

•	Policies for allocating between long-term, short-term and currently paid compensation;

•	Policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and

•	The basis for allocating to each of the two primary types of long-term compensation award opportunities.

The OECC reviews the engagement, performance and independence of its Consultant periodically, and as part of that process, reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal

2026 ANNUAL PROXY STATEMENT | 27

policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to, the Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. The Consultant does not provide any services to NW Holdings other than executive compensation consulting.

Results of 2025 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 22, 2025, over 96% of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

How Compensation Decisions Are Made

Guided by its Remuneration Philosophy and Company performance, the OECC begins by reviewing each component of executive compensation for the NEOs using the median of peer proxy data, energy service company survey data, and general industry survey data as guides for each relevant position. For 2025, the Consultant recommended, and the OECC approved, a peer group of the following 18 gas, electric, water and combination utilities, based on industry, company type/geography, size (including revenues and market capitalization) and other qualitative factors.

For 2025, the OECC selected the following companies to serve as our compensation peer group, and the Consultant provided compensation data from the most recent proxy statements of these peer companies:

2025 Peer Group

American States Water Company	Essential Utilities, Inc.*	Portland General Electric Company*

Atmos Energy Corporation*	IDACORP, Inc.	H20 America (formerly, SJW Group)

Avista Corporation	MGE Energy, Inc.	Southwest Gas Holdings, Inc.*

California Water Service Group	Northwestern Energy Group, Inc.	Spire Inc.*

Chesapeake Utilities Corporation	ONE Gas, Inc.	TXNM Energy, Inc.*

Clearway Energy, Inc.	Otter Tail Corporation	Unitil Corporation

*

In 2025, for the CEO, the Consultant additionally presented the OECC with a subset of peer market data, which excluded the Company’s six largest peers by revenue and market capitalization (each of those excluded peers is marked above with an asterisk).

For 2025, the Consultant also presented a blend of two sets of survey data, for companies identified in the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2024, which covers comparable energy companies with revenues less than $3 billion (identified in Exhibit A), and the WTW, General Industry Executive Compensation Database, 2024, which covers comparably sized companies (identified in Exhibit B). Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2024 as a reference. The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant recommends levels for each compensation component for each relevant position, including circumstances when other data, or adjustments to presented data, may be a more appropriate guide.

The OECC also considers a number of factors beyond applicable median market information, all of which inform, but none of which individually dictate, the OECC’s decisions, including the following:

•	The executive’s experience, contribution, relative position and level of responsibility;

•	The performance of the executive during the prior period;

•	Marketability of the executive’s skills and retention concerns;

•	Internal equity, advancement potential, and succession planning, particularly in the circumstance of an imminent promotion;

•	The retention value of long-term incentives before vesting;

28 | NORTHWEST NATURAL HOLDING COMPANY

•	The value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;

•	The extent to which the compensation package encourages meaningful stock ownership by each executive; and

•	The extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

Elements and Objectives of our Executive Compensation Program for 2025

The following is a summary of our 2025 executive compensation program:

Compensation Element	Objective(s)	Key Features

Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median of applicable market data with adjustments for experience, relative position, skill marketability, retention, and performance

Executive Annual Incentive Plan	• Drive achievement of annual financial, operational and strategic performance goals, aligning pay with performance	• 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•

Drive key long-term business results that align with shareholder value over the long term

•

Align executives’ interests with shareholders’ interests

•

Reward executives for driving long-term performance

•

Encourage executive stock ownership

•

Target allocation of 35% Restricted Stock Units with performance threshold and 65% 3-year Performance Share Awards

•

Formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•

RSUs vest over 3 years, if ROE performance threshold is met

•

Double-trigger change-in-control vesting

•

100% of long-term equity awards contingent on financial performance

Executive Health, Welfare and Retirement Benefits

•

Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•

Encourage savings for retirement

•

Allow for attraction and retention of experienced mid-career hires

•

Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•

401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•

For executive officers employed prior to 2007, qualified and, for those officers appointed prior to 2019, supplemental non-qualified pension benefits

•

Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and non-qualified deferred compensation plan accounts

Change-In-Control Arrangements

•

Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•

Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2025 Allocation of Current versus At-Risk Compensation

We believe our executive compensation programs provide executive officers with a balanced mix of market-competitive base salaries and pay “at risk”. The majority of our executives’ pay is in the form of variable compensation that is “at risk” based on achieving short-term and long-term performance goals, which are designed to drive shareholder value. At risk components include annual incentive cash awards and long-term incentive awards which include Performance Share Awards (PSAs) and restricted stock units (RSUs). The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk.

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The charts below illustrate the components of target total direct compensation in 2025 for the CEO and for the other NEOs. Pay at risk represented 74% of total target direct compensation for the CEO and averaged 60% for the other NEOs.

2025 Target Total Direct Compensation Mix(1), (2), (3)

CEO

Performance Shares 33%
Salary 26%
RSUs 18%
Executive Annual Incentive Plan 23%
74% Pay at Risk

All Other NEOs

Performance Shares 25%
Salary 40%
RSUs 14%
Executive Annual Incentive Plan 21%
60% Pay at Risk

(2) Amounts in CEO chart represent a blend of each of annualized salary and EAIP target for Messrs. Anderson and Palfreyman based on the portion of the year that each served as CEO, and Mr. Palfreyman's RSUs and Performance Shares.

(3) Amounts in All Other NEO chart do not include: (1) one-time new hire compensation to Ms. Berge, or (2) compensation paid to Mr. Palfreyman prior to his appointment as CEO in April 2025.

Overview of CEO Compensation

The following table shows the OECC’s target value for each component of our current CEO’s 2025 compensation along with information regarding the applicable median market for each component of compensation and the CEO’s total compensation. As illustrated, the OECC set Mr. Palfreyman’s targeted total compensation approximately 11% below the median of the applicable market data.

		Market Data(1)
Compensation Component	Target Amount	Median of Relevant Market Data	Percent Target is Above or (Below) Market Data

Salary	$850,000	$874,000	(3)%

Total Cash Compensation	1,615,000	1,663,000	(3)%

Targeted Value of Long-Term Incentives(2)	1,700,095	2,052,000	(17)%

Total Compensation	3,315,095	3,715,000	(11)%

(1)	Reflects peer proxy data for the position of CEO.

(2)

Includes RSUs and Performance Shares granted in 2025. The value of each RSU and Performance Share is based on a grant value of $39.72, which was the price per share assumed by the OECC when making the grants.

Further information regarding Mr. Palfreyman’s components of compensation and actual amounts paid are provided below, along with similar information for the other NEOs.

30 | NORTHWEST NATURAL HOLDING COMPANY

Components of Compensation

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2025, and with subsequent salary adjustments in connection with organizational changes, as applicable.

Name	Salary Effective Prior to March 1, 2025	Salary Effective March 1, 2025

Justin B. Palfreyman(1)	$625,000	$850,000

David H. Anderson(2)	870,000	870,000

Raymond J. Kaszuba III	525,000	546,000

MardiLyn Saathoff	468,000	487,000

Kimberly H. Rush	475,000	513,000

Megan H. Berge(3)	400,000	400,000

(1)	Mr. Palfreyman’s salary was increased as of March 1, 2025 in connection with his appointment as CEO effective April 1, 2025.

(2)	Mr. Anderson did not receive a salary increase in 2025 given his planned April 1, 2025 retirement date.

(3)	Ms. Berge joined NW Natural in February 2025 and as such, did not receive a salary adjustment in March.

As part of its salary review, the OECC considered applicable market data for each NEO’s functional position and areas of responsibility and applied an adjustment to Mr. Kaszuba’s position, reflecting his additional responsibilities for the information technology, business development, project management office and purchasing; an adjustment to Ms. Saathoff’s position comparator to reflect additional responsibilities of rates, regulatory affairs and security and facilities; and an adjustment to Ms. Rush’s position comparator to reflect additional responsibilities for NW Natural profit and loss oversight and serving as the public face of the gas company. The OECC set base salaries for all NEOs after application of these adjustments and consideration of applicable median market information and other relevant factors, including each NEO’s areas of responsibility, professional experience and tenure.

Executive Annual Incentive Plan

The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.5 Participation in the EAIP, as of December 31, 2025, was limited to 14 participants, who were all employed by NW Natural, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” under the Company’s Compensation Recovery Policy.

Target and actual awards in dollars, for 2025 incentive awards paid in 2026, are set forth in the table below.

Named Executive Officer	Target Award % of Base Salary(1)	Target Award Amount(1)	Actual Award as % of Target Award	Actual Award Amount

Justin B. Palfreyman	90%	$765,000	139%	$1,060,000

David H. Anderson(2)	90%	195,214	133%	259,000

Raymond J. Kaszuba III	60%	327,600	144%	472,000

MardiLyn Saathoff	50%	243,500	138%	336,000

Kimberly H. Rush	50%	256,500	140%	359,000

Megan H. Berge(3)	40%	136,336	139%	190,000

(1)	Maximum award amount is 175% of target award amount.

[5]

The financial goals and performance measures in our compensation plans are based on the consolidated enterprise, NW Holdings, the ultimate parent and publicly traded company. Because our executive officers are employed by NW Natural, and NW Natural is currently NW Holdings’ largest operating subsidiary and contributes the majority of its financial results, certain operational metrics in our compensation plans are tied to NW Natural’s performance. These measures, targets, and goals are designed specifically for incentive compensation programs and should not be interpreted as management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered or indicative of future financial or operational performance for either NW Holdings or NW Natural.

2026 ANNUAL PROXY STATEMENT | 31

(2)

Mr. Anderson’s award was pro-rated to reflect his retirement date of April 1, 2025. Had Mr. Anderson been employed for the full year, his actual EAIP award would have been $1,038,000. Mr. Anderson’s actual award as a percentage of target award reflects his pro-rated target award for the portion of the year that he was employed by NW Natural.

(3)

Ms. Berge’s award was pro-rated to reflect her hire date of February 24, 2025. Had Ms. Berge been employed for the full year, her actual EAIP award would have been $223,000. Ms. Berge’s actual award as a percentage of target award reflects her pro-rated target award for the portion of the year that she was employed by NW Natural.

In determining total cash compensation (salary plus target annual award), the OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Mr. Kaszuba’s and Mses. Saathoff’s and Rush’s positions that were applied for purposes of base salary. The OECC set target total cash compensation after application of these adjustments and consideration of applicable median market information and other relevant factors, including each NEO’s areas of responsibility, professional experience and tenure.

The formula for the EAIP total incentive award is as follows:

The Net Income Factor and the Operations Factor represent 50% and 20%, respectively, of each participant’s total EAIP award. The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, and the importance of retaining executive focus during challenging times, the ranges and targets may be higher or lower than in prior years.

The OECC has authority to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests of our businesses or shareholders long-term. The OECC has authority to recommend an award increase up to a maximum of 175% of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved.

The OECC exercised its authority in 2025 by adjusting 2025 Net Income upward by $8.8 million to $122,136,940, reflecting the exclusion of transaction and business development costs, including fees and expenses incurred in connection with the acquisitions of SiEnergy and Pines as well as the exclusion of severance expenses incurred in the fourth quarter of 2025 in connection with certain workforce restructuring activities (collectively, the Net Income Adjustments).

In exercising this authority and consistent with its Compensation Philosophy, the OECC determined that management’s compensation should not be impacted by costs incurred in advancing strategic initiatives that support the Company’s long-term growth and shareholder value. In reaching this determination, the OECC noted that such costs were not reflected in the 2025 Net Income Factor Target approved by the OECC and were not indicative of core operating performance. Accordingly, the OECC determined that an adjustment was appropriate to preserve alignment between compensation outcomes and the OECC’s objective of aligning executives’ interests with those of NW Holdings’ shareholders.

NET INCOME FACTOR

The NW Holdings Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Net income results, as adjusted by the Net Income Adjustments, are interpolated to determine the corresponding performance factor, up to a maximum of 175%. For 2025, Net Income Factor levels were:

Minimum (50%)	Target (100%)	Maximum (175%)

$106,022,026	$117,802,251	$126,048,409 or Greater

Amounts less than $106,022,026 result in a 0% payout factor.

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NW Holdings net income for 2025, as adjusted by the Net Income Adjustments, was $122,136,940, resulting in a Net Income Factor equal to 139.4%.

OPERATIONS FACTOR

The OECC selected NW Natural operating goals of significant importance to public and employee safety and customer satisfaction, as well as supporting profitability and productivity to comprise the Operations Factor. These operating goals are substantially aligned with the incentive programs for all non-bargaining unit NW Natural employees. While each goal can contribute a goal rating between 0 and 200% multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175%. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

A summary of the operating goals for 2025, the weighting of each goal to the overall factor, and the 2025 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%-200%)	Target (100%) Performance	Goal Weight in Operations Factor	2025 Goal Rating Achieved

Customer Satisfaction— Overall	Customer ratings of 9-10 for overall customer service	74.00% - 80.00%	78.00%	16.667%	138.50%

Customer Satisfaction— Staff Interaction	Customer contact ratings of 9-10 for customer service representative or service technician interactions	86.00% - 92.00%	90.00%	16.667%	112.50%

Market Growth	Total new meter sets	6,545 - 8,085	7,700	16.667%	49.00%

Public Safety— Damages	Percentage of damage calls with response times of less than 45 minutes	79.64% - 98.37%	93.69%	16.667%	116.03%

Public Safety— Odor Response	Percent of odor calls with response times of less than 45 minutes	72.76% - 89.88%	85.60%	16.667%	174.53%

Employee Safety (Each factor weighted 50%) This factor will be 0 in the event of an on the job fatality due to a preventable safety incident.	DART Rate - Days Away Restricted Time	2.47 - 1.75	1.85
	PMVC - Number of Preventable Motor Vehicle Collisions	36 - 26	29	16.667%	166.67%

Lower-than-targeted meter growth was driven by a slowdown in residential new construction, reflecting broader economic and housing market conditions in NW Natural’s service territory. Combined, our operating performance in 2025 resulted in an Operations Factor of 126.2%.

2026 ANNUAL PROXY STATEMENT | 33

PRIORITY/INDIVIDUAL PERFORMANCE FACTOR

Thirty percent of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some significant “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2025 priority goals from which executives derive their Individual Performance Factors included a range of goals across NW Holdings and its subsidiaries, including:

Our Exceptional People	Customer Focus and Operational Excellence	Sustainable Growth

•

Sustained strong employee engagement

•

Advancement of employee safety programs and achievement of employee safety goals

•

Execution of certain employee recruitment, retention and development initiatives

•

Execution of our civic engagement and philanthropy plans to support our communities

•

Enhance safety and reliability by completion of certain specified distribution system and storage projects, achieve damage prevention improvements and continue to execute on pipeline safety and resilience strategy

•

Advance customer satisfaction goals and continued improvement of customer service, experience and field strategies

•

Advance certain operational goals, including with respect to damages and compressor availability

•

Advance key information technology and cybersecurity initiatives

•

Successfully manage facilities, real property assets and business continuity programs

•

Achievement of EPS, ROIC, net income, credit ratings, capital expenditure and investor relations goals

•

Execution of corporate M&A and business development priorities, including integration of SiEnergy

•

Execution of our customer growth objectives across our businesses

•

Successful execution of our financing strategies

•

Achievement of key milestones related to the expansion of the North Mist storage facility

Constructive Policy and Regulation	Environmental Leadership

•

Achievement of constructive regulatory objectives, including execution of NW Natural’s Oregon general rate case filed in December 2024

•

Execute on NW Natural Water rate case strategy

•

Execute our carbon compliance strategy, including the Climate Commitment Act in Washington and Climate Protection Program in Oregon

•

Advance remediation of, and recovery of costs related to certain NW Natural environmental sites

•

Execute and communicate the Company’s strategies related to sustainability and corporate responsibility

•

Execute on the Company’s renewable natural gas (RNG) strategy and continue to assess a broader set of decarbonization resources including hydrogen blending and other pilot projects

In addition to the above shared executive officer goals, Mr. Palfreyman identified 2025 CEO performance goals, which reflected NW Holdings’ strategic objectives across its businesses and provided a framework for evaluating Mr. Palfreyman’s performance through an enterprise-wide set of strategic, financial, operational and safety measures. These CEO goals included: continued effective leadership, including strengthening executive management team alignment, development, and succession planning, advancing strategy formulation and execution at NW Holdings and its subsidiaries, achieving targeted financial performance and operations and safety outcomes, and advancing the Company’s regulatory and other stakeholder engagement.

The CEO evaluated the 2025 individual performance of each NEO on a scale from 0 to 175%, based on priority/strategic goals specifically identified for each NEO. A rating of 100% indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175% indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end performance rating for the CEO. The OECC reviewed Mr. Palfreyman’s performance during the year, noting particularly strong performance with respect to his goals related to leadership and strategy formulation and

34 | NORTHWEST NATURAL HOLDING COMPANY

execution, and above target performance with regard to financial performance, regulation, operations and safety, and stakeholder relations goals. The OECC calculated Mr. Palfreyman’s overall rating at 145.0% for Mr. Palfreyman’s individual performance. Performance ratings of the other NEOs ranged from 125.0% to 163.1% reflecting strong performance on individual goals in a challenging environment.

Together with the Net Income Factor of 139.4% and Operations Factor of 126.2%, the priority/individual performance of the NEOs resulted in an overall average payout under the EAIP of 138.8% out of a possible 175% of target.

Long-Term Incentives

The OECC considered the financial performance and alignment of NEO interests with shareholders when making decisions regarding long-term incentives. Specifically, the OECC noted:

•

Long-term incentives are delivered in Company stock to further align this component of compensation with shareholder interests, with the value of awards tracking Company stock value, and long-term incentives comprising up to 56% of total direct compensation for the CEO and up to an average of 46% of total direct compensation for other NEOs.

•	The OECC’s desire to drive management’s accomplishment of a range of significant longer-term initiatives important to the long-term success of NW Holdings’ business.

•

The importance of leadership stability and retaining an experienced, engaged and focused executive team, particularly during times of significant leadership transition, as well as within the context of significant talent competition.

In 2025, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and Performance Share Awards (PSAs). For purposes of setting the targeted value of long-term incentives, the OECC uses the market price of NW Holdings common stock near the grant date. The OECC targeted an allocation of long-term incentive value for 2025 at approximately 35% RSUs with a performance threshold and 65% PSAs. The OECC believes the allocation between RSUs with a performance threshold and PSAs provides a balanced performance focus for executives.

The targeted value of long-term incentives granted to the NEOs in 2025 were informed by the same considerations as all other components of compensation, and are displayed in the below table.

		RSUs with Performance Threshold(1)		Performance Shares
Name	Targeted Value of Long-Term Incentives (LTI)(2)	Percent of Total Targeted LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Targeted LTI Value	Target Number of Performance Shares

Justin B. Palfreyman	$1,700,095	35%	14,982	65%	27,820

David H. Anderson	N/A	N/A	N/A	N/A	N/A

Raymond J. Kaszuba III	575,026	35%	5,067	65%	9,410

MardiLyn Saathoff	499,956	35%	4,407	65%	8,180

Kimberly H. Rush	450,067	35%	3,966	65%	7,365

Megan H. Berge	350,211	35%	3,087	65%	5,730

(1)	Does not include off-cycle time-based RSUs to attract new employees, reward extraordinary performance, for retention purposes, or in recognition of promotions.

(2)	The targeted value of each RSU and Performance Share is based on a share price of $39.72, which was the price per share assumed by the OECC when making the grants.

2026 ANNUAL PROXY STATEMENT | 35

PERFORMANCE SHARES

The first component of our executives’ long-term compensation program is provided through Performance Share Awards (PSAs) under our LTIP. All of the NEOs participated in the PSA program in 2025, except for Mr. Anderson, who did not receive a long-term award in light of his planned retirement. The agreement for PSAs “claws back” any erroneously inflated payouts pursuant to NW Holdings’ Compensation Recovery Policy.

PSAs are determined by multiplying the targeted PSA by a Performance Share Factor. For the 2025-2027 performance cycle (and 2024-2026 and 2023-2025 performance cycles), PSAs are determined as follows:

ROIC Performance Threshold

A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense divided by (ii) NW Holdings’ adjusted average long-term capital, consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the adjusted ROICs achieved in each of the three years of the performance cycle. In order for PSAs to be paid, the ROIC threshold must be satisfied. For PSAs made in 2025, the ROIC threshold is 4.63%. For PSAs made in 2024, the ROIC threshold is 4.26%. For PSAs made in 2023, the ROIC threshold is 4.21%.

Once the ROIC threshold is met, the Performance Share Factor is determined by the following formula:

3-Year Cumulative EPS Component

Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share. Performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS targets on an annual basis in February of each year of the cycle in light of the Company’s evolving business plan and the timing of investments and strategic initiatives, while still maintaining a cumulative, multi-year performance framework. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor

less than 93%	0%

93%	40%

100%	100%

105% or more	185%

3-Year Relative Total Shareholder Return (TSR) Modifier

Relative TSR was chosen because it aligns executives’ interests with those of shareholders, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group consists of a designated peer group of natural gas local distribution companies and gas/electric utilities that continue to have publicly-traded common stock through December 31 of the final year of the 3-year performance cycle, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. The Relative TSR peer group for the 2025-2027, 2024-2026 and 2023-2025 performance cycles was selected by the OECC in

36 | NORTHWEST NATURAL HOLDING COMPANY

consultation with the Consultant based on their comparable market capitalization, notable gas utility operations and strong trading correlations with NW Holdings and consists of the following companies:

2025 Performance Share TSR Peer Group(1)

Atmos Energy Corporation	MGE Energy, Inc.	Northwestern Corporation	Spire Inc.

Avista Corporation	New Jersey Resources Corporation	ONE Gas, Inc.	Unitil Corporation

Black Hills Corporation	NiSource Inc.	Southwest Gas Holdings, Inc.

(1)

South Jersey Industries, Inc. was included in the Relative TSR Peer Group for the 2023-2025 performance share cycle but was acquired in 2023 and was not included in the Relative TSR peer group for purposes of calculating relative TSR results for the 2023-2025 performance share cycle.

Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows:

Relative TSR Percentile Rank	Relative TSR Modifier

less than 25%	75%

25% to 75%	100%

more than 75%	125%

For the same reasons the OECC retained authority under the EAIP to adjust for certain extraordinary, non-recurring or unplanned impacts as the OECC determines is appropriate, the OECC designed the ROIC performance threshold and EPS component of the PSAs to permit the OECC to approve adjustments to take into account unanticipated circumstances or significant non-recurring or unplanned events, including but not limited to adjustments to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes.

2023-2025 Performance Share Results

The Performance Share Factor for this period resulted in 119.6% of target, or 59.8% of a possible 200% total opportunity. Minimum, target, maximum and actual share awards for the 2023-2025 PSAs are set forth in the table below.

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award(1)

Justin B. Palfreyman	—	5,255	10,510	6,286

David H. Anderson(2)	—	19,695	39,390	17,669

Raymond J. Kaszuba III	—	N/A	N/A	N/A

MardiLyn Saathoff	—	6,565	13,130	7,853

Kimberly H. Rush	—	5,255	10,510	6,286

Megan H. Berge	—	N/A	N/A	N/A

(1)

Share award amounts do not include cash dividend amounts paid. For actual 2023-2025 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2025” table, below.

(2)	Mr. Anderson’s actual PSA for the 2023-2025 cycle was pro-rated to reflect his April 1, 2025 retirement.

PSAs are performance-based and are not paid unless a ROIC threshold is met. Awards are based on achievement of a three-year cumulative EPS target as modified by the Company’s three-year TSR relative to a peer group.

For the 2023–2025 performance share cycle, the OECC exercised the same adjustment authority applicable to PSAs that it retains under the Executive Annual Incentive Plan.

For 2024, the OECC adjusted the EPS and ROIC components of the PSAs to exclude the impact of a $10.1 million after-tax non-cash charge resulting from the disallowance of undepreciated line extension costs ordered in NW Natural’s 2024 Oregon general rate case, as well as transaction expenses incurred in connection with the

2026 ANNUAL PROXY STATEMENT | 37

Company’s acquisition of SiEnergy. The OECC concluded that these items were not indicative of core operating performance, and, with respect to the 2024 regulatory disallowance, was outside of management’s control.

Similarly, for 2025, the OECC adjusted the EPS and ROIC components to eliminate the impact of transaction and business development costs, including fees and expenses incurred in connection with the acquisitions of SiEnergy and Pines in 2025. For 2025 the OECC also excluded certain severance expenses incurred in the fourth quarter of 2025 in connection with workforce restructuring actions. The OECC determined that these costs advanced strategic initiatives undertaken to support the Company’s long-term growth and operational efficiency and, accordingly, management should not be discouraged from pursuing such initiatives.

Combined, these “Performance Share Adjustments” increased cumulative EPS by $0.51 and increased Average ROIC by 0.21%. In exercising this authority and consistent with its Compensation Philosophy, the OECC sought to align incentive compensation outcomes with core operating performance, while neither insulating management from performance accountability nor discouraging the pursuit of strategic actions that the OECC believes are in the best interests of the Company and its shareholders.

ROIC Performance Threshold

For the 2023-2025 performance cycle, the three-year average ROIC threshold, which must be satisfied in order for the cycle to pay out, was set at 4.21%. The three-year average ROIC for the performance period was 5.74%, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was 5.95%, resulting in achievement of the ROIC performance threshold.

3-Year Cumulative EPS Component

For the 2023-2025 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (40%)	Target (100%)	Maximum (185%)

$7.26	$7.81	$8.20

EPS results between any two data points are interpolated. Amounts less than $7.26 result in a 0% payout factor.

3-Year Cumulative EPS for the 2023-2025 performance cycle was $7.39, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was $7.90, resulting in a Cumulative EPS factor equal to 119.6%.

3-Year Relative Total Shareholder Return (TSR) Modifier

The Relative TSR peer group for the 2023-2025 performance cycle consisted of a designated peer group of eleven natural gas local distribution companies and gas/electric utilities that continued to have publicly-traded common stock through December 31, 2025. One of the original 12 peer companies approved by the OECC at the beginning of the 2023-2025 performance cycle was acquired in 2023 and as such, was not included in the Relative TSR peer group for purposes of calculating relative TSR results. For the 2023-2025 performance cycle, the Relative Total Shareholder Return Modifier resulted in a 100% payout with the Company achieving a 14.8% TSR over the three-year period which ranked at the 36th percentile of the TSR Peer Group designated by the OECC.

RESTRICTED STOCK UNITS

Performance-Contingent RSUs

The second component of our executives’ long-term compensation program is provided through Restricted Stock Units (RSUs) under our LTIP. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation.

An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ ROE for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. For Performance-Based RSUs awarded in 2025, if the performance threshold is met, RSUs vest for

38 | NORTHWEST NATURAL HOLDING COMPANY

one-third of the awarded shares on March 1 of each of the first three years after the grant date. For Performance-Based RSUs awarded in prior years, if the performance threshold is met, RSUs vest for 25% of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating ROE, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. The OECC exercised the same discretion as to net income for purposes of calculating ROE as previously described for the EAIP. NW Holdings’ ROE for 2025 was 7.92% and as adjusted by the Net Income Adjustments, was 8.39%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.71%, resulting in the satisfaction of the performance threshold and vesting of outstanding RSUs scheduled to vest in 2026 for 2025 performance.

Time-Based RSUs

The OECC may grant off-cycle RSUs to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. Mr. Kaszuba, as part of his initial attraction and retention package, received a grant of 7,815 RSUs without a performance threshold scheduled to vest ratably on September 1 of each of 2025, 2026, and 2027, subject to continued employment. Likewise, as part of her initial attraction and retention package, Ms. Berge received a grant of 6,297 RSUs without a performance threshold, scheduled to vest ratably on March 1 of each of 2026, 2027, and 2028, subject to continued employment.

Perquisites and Benefits

PERQUISITES

The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.

ATTRACTION AND RETENTION PACKAGE FOR MS. BERGE

In an effort to attract and retain Ms. Berge, the OECC approved in 2025 certain one-time payments and benefits to Ms. Berge, including: a relocation cash payment of $125,000 and a grant of 6,297 RSUs that was previously described.

QUALIFIED AND NON-QUALIFIED RETIREMENT (DEFINED BENEFIT) PLANS

Mr. Anderson and Ms. Rush participate in the NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Palfreyman, Mr. Kaszuba, Ms. Saathoff and Ms. Berge joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2025” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.

QUALIFIED AND NON-QUALIFIED DEFERRED COMPENSATION (DEFINED CONTRIBUTION) PLANS

NW Natural also maintains both tax-qualified and non-tax-qualified defined contribution plans in which the NEOs are eligible to participate. The 401(k) Plan is a tax-qualified defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a non-tax-qualified deferred compensation plan. For further discussion of NEO participation in non-qualified deferred compensation plans in 2025, see the “Non-Qualified Deferred Compensation in 2025” table, below.

2026 ANNUAL PROXY STATEMENT | 39

CHANGE IN CONTROL/SEVERANCE AGREEMENTS
The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholders’ best interests. As such, it recognizes that the uncertainty and questions relating to a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. None of the agreements with officers of NW Natural include provisions for tax gross-up
upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.
In general, the OECC prefers not to enter into severance agreements as part of an executive officer’s retention package other than for change in control purposes. Accordingly, there are no such agreements currently outstanding among our named executive officers.
Executive Compensation Governance
Compensation Recovery Policy
Our Compensation Recovery Policy sets forth the circumstances and procedures under which the Company shall recover erroneously awarded compensation from current and former executive officers and other specified employees. Each of our executive officers, including our NEOs, are subject to our Compensation Recovery Policy. In the event we are required to prepare a material financial restatement, the Company is required to take action to promptly recover all incentive-
based
compensation that previously was awarded that exceeds the amount that otherwise would have been received by the recipient had such compensation been determined based on the restated amounts in the financial restatement. This policy is intended to comply with the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.
Stock Ownership Guidelines
Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer	5x

President (who is not also CEO), Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs (other than any NEO in a position listed above)	2x

Vice Presidents and all other Executive Officers	1x
Stock
ownership
for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified
deferred compensation plan accounts; and unvested restricted stock units, restricted stock,
and
in the money stock options (which we do not currently grant). Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the Board retains discretion to extend the time period within which ownership goals are reached.
In February 2026, the Governance Committee reviewed NEO progress towards stock ownership requirements and concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural has a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the Board has concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Holdings or NW Natural.

40 | NORTHWEST NATURAL HOLDING COMPANY

Policy on Hedging and Pledging Company Securities
The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost
collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse
loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse
margin.
Insider Trading Policies
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of NW Holdings’ securities that apply to all of our directors, officers, employees and the Company, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our policy is filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Equity Grant Practices
We did not grant options, stock appreciation rights (SARs) or similar option-like instruments during 2025 and do not currently intend to grant such awards to our directors and officers as part of our compensation program. Accordingly, we do not have a formal written policy in place with regard to the timing of grants of options, SARs or similar option-like instruments in relation to the disclosure of material nonpublic information.
Regulatory, Tax and Accounting Considerations
Regulatory Treatment
The
Company assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified
retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	Encourage efficient, safe and reliable service;

•	Encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and

•	Focus on customer satisfaction.
See “Executive Annual Incentive Plan—Operations Factor,” above.
Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the Oregon Public Utility Commission in 2025 and by the Washington Utilities and Transportation Commission in 2021. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates

• Salaries • Qualified pension plan benefits • Contributions related to Qualified Retirement K Savings Plan (401(k) Plan) • Health and welfare benefits
•
Executive Annual Incentive Plan

•
Interest accruals and
make-up
contributions related to Deferred Compensation Plan for Directors and Executives

•
Supplemental Executive Retirement Plan

•
Change-in-control
severance benefits

•
Non-change-in-control
severance benefits

•
Long Term Incentive Plan (RSUs and Performance Share Awards)

2026 ANNUAL PROXY STATEMENT | 41

Tax Considerations
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Prior to the Tax Cut and Jobs Act, signed into law on December 22, 2017, certain exceptions to this limitation applied to performance-based compensation. The Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Beginning with calendar year 2018, a covered employee under Section 162(m) is anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated executive officers in any calendar year after 2016. The American Rescue Plan Act of 2021 (ARPA), signed into law on March 11, 2021, expands the Section 162(m) limitation, for our taxable years beginning after 2026, to include an additional five of the highest-paid employees, other than the Company’s chief executive officer, chief financial officer, or one of the three highest compensated executive officers currently covered by Section 162(m). The One Big Beautiful Bill Act (OBBBA), signed into law on July 4, 2025, further amended Section 162(m) to provide that, for our taxable years beginning after 2025, the $1 million deduction limitation be applied on an aggregated basis across all members of a controlled group, which includes both corporate and non-corporate entities. Prior to the OBBBA amendment, each publicly held corporation in an affiliated group was separately subject to Section 162(m).
Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, the OECC continues to believe that a strong link between pay and performance is critical to align executive and shareholder interests. The OECC intends to continue to ensure that a significant portion of pay for our executives is at risk and subject to the attainment of performance goals.

42 | NORTHWEST NATURAL HOLDING COMPANY

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 44, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation realized by the NEOs in a particular year. Similarly, the SEC’s calculation of “compensation actually paid” set forth in the Compensation Actually Paid (CAP) Table set forth on page 47 includes annual adjustments to stock value for awards that NEOs may or may not ultimately receive, as well as pension service costs that may or may not be realized. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown. The OECC considers this calculation of realized compensation when making compensation decisions.

Realized Compensation Table(1)
Name and Principal Position	Year	Realized Compensation(2)

Justin B. Palfreyman President and Chief Executive Officer, NW Holdings	2025 2024 2023	2,369,391 1,430,901 1,130,323

David H. Anderson Former Chief Executive Officer	2025 2024 2023	1,964,120 2,905,432 2,704,734

Raymond J. Kaszuba III Senior Vice President and Chief Financial Officer	2025 2024	1,127,791 584,125(3)

MardiLyn Saathoff General Counsel, Chief Compliance Officer, and SVP Regulation, NW Holdings	2025 2024 2023	1,401,683 1,048,636 1,017,796

Kimberly H. Rush President, NW Natural	2025 2024 2023	1,341,304 1,051,929 961,424

Megan H. Berge Deputy General Counsel and Corporate Secretary, NW Holdings	2025	656,667(4)

(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table or reported as compensation actually paid in the CAP Table. Realized compensation is not a substitute for total compensation or compensation actually paid as calculated under applicable SEC rules. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 44, and for more information on compensation actually paid under the SEC rules, refer to the narrative and notes accompanying the CAP Table set forth on page 47.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year, determined using the stock price on the last day of the performance period; and (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year, determined using the stock price based on the date preceding the payment date. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards or RSUs granted but not yet vested and paid for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans or post-retirement payments from pension or supplemental retirement plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plans; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments (such as holiday gifts and related gross ups) or de minimis amounts.

(3)	Realized compensation for Mr. Kaszuba in 2024 includes the payments of a $200,000 cash sign-on bonus and a $100,000 relocation cash bonus.

(4)	Realized compensation for Ms. Berge in 2025 includes a payment of a $125,000 relocation cash bonus. See “Compensation Discussion and Analysis,” above.

2026 ANNUAL PROXY STATEMENT | 43

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2023, 2024 and 2025. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our incentive compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non- Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

Justin B. Palfreyman President and Chief Executive Officer, NW Holdings	2025	812,500	333,594	1,726,208	726,406	275	96,484	3,695,467
	2024	619,792	222,079	763,989	349,921	120	74,636	2,030,537
	2023	476,958	183,371	386,701	265,629	402	53,999	1,367,060

David H. Anderson Former Chief Executive Officer	2025	230,833	73,635	—	185,365	680	85,262	575,775
	2024	862,917	389,741	1,629,976	626,259	573,691	55,001	4,137,585
	2023	830,000	328,145	1,449,015	475,855	404,515	50,124	3,537,654

Raymond J. Kaszuba III Senior Vice President and Chief Financial Officer	2025	542,500	160,927	583,858	311,073	—	47,740	1,646,098
	2024	153,125	346,322	314,319	84,678	—	11,701	910,145
	2023	—	—	—	—	—	—	—

MardiLyn Saathoff General Counsel, Chief Compliance Officer, and SVP Regulation, NW Holdings	2025	483,833	104,785	507,637	231,215	1,254	100,889	1,429,613
	2024	464,146	103,842	509,559	187,158	715	61,304	1,326,724
	2023	446,250	106,857	483,005	142,143	3,010	59,487	1,240,752

Kimberly H. Rush President, NW Natural	2025	506,667	115,440	456,980	243,560	485,045	45,965	1,853,657
	2024	471,042	111,043	407,562	189,957	181,788	25,136	1,386,528
	2023	426,625	106,801	386,701	144,199	342,521	11,796	1,418,643

Megan H. Berge Deputy General Counsel and Corporate Secretary, NW Holdings	2025	341,667	185,542	613,013	129,458	—	29,517	1,299,197
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2025 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g). For Mr. Kaszuba, the amount shown in column (d) includes $200,000 paid in 2024 as a hiring bonus and $100,000 paid as a relocation bonus. For Ms. Berge, the amount shown in column (d) includes $125,000 paid in 2025 as a relocation bonus.

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. The performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of the final year of the performance period. Amounts included for the performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for would have been $1,192,805 and $2,600,614 for Mr. Palfreyman for 2024 and 2025; $1,061,278 for Mr. Anderson for 2024; $879,647 for Mr. Kaszuba for 2025; $795,515 and $764,666 for Ms. Saathoff for 2024 and 2025; $636,131 and $688,480 for Ms. Rush for 2024 and 2025; and $535,640 for Ms. Berge for 2025.

44 | NORTHWEST NATURAL HOLDING COMPANY

(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of accumulated benefits under all defined benefit pension plans during 2025 were: an increase of $484,450 for Ms. Rush and $0 for each of Mr. Palfreyman, Mr. Kaszuba, Ms. Saathoff and Ms. Berge, who do not participate in a defined benefit plan. The change in actuarial present value decreased by $8,687,874 for Mr. Anderson, primarily due to post-retirement payouts, and is not included in the table above. The 2025 amounts were calculated using a discount rate of 5.17%, which is 32 basis points lower than the discount rate used for 2024. The 2024 amounts were calculated using a discount rate of 5.49%, which is 60 basis points higher than the discount rate used for 2023. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2025 were: $275 for Mr. Palfreyman, $680 for Mr. Anderson, $0 for Mr. Kaszuba, $1,254 for Ms. Saathoff, $595 for Ms. Rush, and $0 for Ms. Berge. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2025 were: $14,100 for each of Mr. Palfreyman, Mr. Anderson, Ms. Saathoff and Ms. Rush, $8,400 for Mr. Kaszuba, and $12,700 for Ms. Berge. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2025 were: $12,900 for Mr. Anderson, $31,500 for Ms. Saathoff, $17,164 for Ms. Rush and $0 for Mr. Palfreyman, Mr. Kaszuba and Ms. Berge. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2025 were: $13,628 for Mr. Palfreyman, $52,553 for Mr. Anderson, $5,106 for Mr. Kaszuba, $15,985 for Ms. Saathoff, $14,098 for Ms. Rush, and $0 for Ms. Berge. The amounts recorded for enhanced 401(k) contributions during 2025 were: $0 for Mr. Anderson and Ms. Rush, $17,500 for each of Messrs. Palfreyman, Kaszuba and Ms. Saathoff, and $16,250 for Ms. Berge. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2025 were: $0 for Mr. Anderson, Ms. Rush and Ms. Berge, $51,256 for Mr. Palfreyman, $16,131 for Mr. Kaszuba and $21,202 for Ms. Saathoff. Amounts in column (i) also include a $383 holiday gift plus gross up expense of $220 for each of Mr. Kaszuba, Ms. Saathoff and Ms. Rush, and $184 gross up expense for Ms. Berge. Amount for Mr. Anderson includes a $3,000 retirement gift plus gross up expense of $2,709.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table (SCT), to the median compensation of all of the Company’s employees other than the CEO. Mr. Palfreyman served as our CEO on December 31, 2025, the date selected to identify the median employee. The total compensation reported for Mr. Palfreyman differs from the Total column of the SCT as a result of the annualization of Mr. Palfreyman’s compensation to reflect his mid-year appointment as CEO. Mr. Palfreyman’s total compensation as reported in the SCT was $3,695,467, and his annualized compensation was $3,732,967. The difference between the annualized compensation and the Total column of the SCT reflects the annualization of Mr. Palfreyman’s base salary. No other elements of compensation reported in the SCT were adjusted.

We estimate that the median annual compensation for all other employees of NW Holdings’ subsidiaries, excluding Mr. Palfreyman, was $134,311 for 2025, calculated as though it were to be presented in the SCT. As a result, we estimate that Mr. Palfreyman’s compensation was approximately 28 times that of the median annual compensation for all employees in 2025.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2025 compensation for all individuals, excluding our CEO, who were employed by NW Holdings’ subsidiaries on December 31, 2025. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2025 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2025; cash incentive bonuses received during 2025; the value of the performance share awards actually paid in 2025; and the value of RSUs vested and paid during 2025. Wages and salaries were annualized for employees who were not employed for the full year.

2026 ANNUAL PROXY STATEMENT | 45

PAY VERSUS
PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K
(Rule), we are providing the following information about the relationship between what the SEC defines as “compensation actually paid”(CAP) and certain aspects of the Company’s financial performance. The OECC did not consider the Pay Versus Performance disclosure below in making its pay decisions for any of the years shown. This information shall not be deemed to be incorporated into any other filing with the SEC.
The following table discloses information on CAP to our principal executive officer (PEO), who is our CEO, and to the remainder of the NEOs during the specified years alongside TSR and net income metrics as well as EPS. Net income is a relevant measure as it comprises approximately 50% of the formula for the EAIP. The Company selected EPS as important in linking NEOs’ CAP to Company performance, because EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholders’ interests and drives a focus on earnings as further described on page 50.
The table below and the discussion that follows includes CAP calculated in accordance with the Rule, which requires, among other things, the revaluation of unvested and outstanding equity awards, in the following ways, as applicable:

•	The year-end fair value of the equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year;

•
The change in fair value from the end of the prior year to the end of the applicable year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the applicable fiscal year;

•	The fair value, as of the vesting date, of any awards that were granted and vested in the same year; and

•
The change in fair value from the end of the prior year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the applicable year.

Stock awards include the dollar amount of accrued dividend equivalents. In addition, the Rule requires the subtraction of the aggregate change in actuarial present value of pension and the addition of pension service costs for services rendered for each relevant year.
The amounts reported in the Summary Compensation Table are largely based on the grant date fair value of equity compensation awards made during the applicable fiscal year, whereas CAP is based on the fair value of equity awards made during the year valued at year-end,
plus any change in the value of prior year’s awards, including awards granted in the prior four years, whether or not the NEO will ever actually receive that award. Thus, CAP for each year reflects all or portions of multiple years’ worth of equity awards, whereas the amounts reported in the Summary Compensation Table are based only on the equity awards granted in the applicable reporting year.
Importantly, as of the valuation dates in the table, none of the amounts included in CAP relating to unvested shares have been paid to our CEO or other NEOs. The amounts actually received will depend upon the Company’s performance and the Company’s stock price, including at the time the common stock underlying the equity awards is actually delivered.

46 | NORTHWEST NATURAL HOLDING COMPANY

CAP Calculated in Accordance with the
Rule

Year	Summary Compensation Table for Anderson PEO (1)	CAP to Anderson PEO (2)	Summary Compensation Table for Palfreyman PEO (1)	CAP to Palfreyman PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average CAP to Non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based on (5)		Net Income (7)	EPS (8)
							Company TSR	Peer Group TSR (6)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	$575,775	$1,146,637	$3,695,467	$3,610,999	$1,557,143	$1,733,342	$126.55	$142.65	$113,319,000	$2.77

2024	4,137,585	3,721,091	—	—	1,320,446	1,325,377	102.25	122.91	78,871,000	2.03

2023	3,537,654	2,579,106	—	—	1,139,993	890,769	95.72	111.49	93,868,000	2.59

2022	3,641,640	3,295,181	—	—	1,153,599	1,202,476	111.89	117.52	86,303,000	2.54

2021	3,759,354	3,369,633	—	—	1,133,392	1,196,854	110.31	117.09	78,666,000	2.56

(1)
Amounts in columns (b) represent the total compensation reported in the Summary Compensation Table for the applicable year for
Mr. Anderson
, who was the CEO and our PEO for all of 2021 through 2024 and a portion of 2025, as well as the total compensation reported in the Summary Compensation Table for 2025 for
Mr. Palfreyman
, who was the CEO and our PEO for a portion of 2025.

(2)
Amounts in columns (c) represent CAP as computed in accordance with the Rule for the CEO(s). The dollar amounts do no
t refl
ect the actual amounts of compensation earned by or paid to the CEO(s) during the applicable year. To calculate CAP in accordance with the Rule, adjustments were made to the amounts reported in the Summary Compensation Table as described in the text preceding the table. A reconciliation of the adjustments is set forth in a table following these footnotes.

(3)
Amounts reported in column (d)
represent
the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs other than the CEO(s). For 2025, the NEOs other than the CEO(s) include Raymond J. Kaszuba III, MardiLyn Saathoff, Kimberly Rush, and Megan Berge. For 2024, the NEOs other than the CEO included Justin B. Palfreyman, Raymond J. Kaszuba III, Brody J. Wilson, MardiLyn Saathoff, and Kimberly Rush. For 2023, the NEOs other than the CEO included Justin B. Palfreyman, Frank Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff, and Kimberly Rush. For years prior to 2023, the NEOs other than the CEO included Justin B. Palfreyman, Frank Burkhartsmeyer, MardiLyn Saathoff, and Kimberly Rush.

(4)
Amounts in column (e) represent CAP as computed in accordance with the Rule for the average of the NEOs other than the CEO(s). The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the other NEOs during the applicable year. To calculate CAP in accordance with the Rule, adjustments were made to the amounts reported in the Summary Compensation Table as described in the text preceding the table. A reconciliation of the adjustments is set forth in a table following these footnotes.

(5)	Pursuant to the Rule, the comparison assumes $100 was invested on December 31, 2020 in the Company’s common stock.

(6)
In accordance with the Rule, Peer Group TSR is determined using the same peer group identified in the Compensation Discussion & Analysis, weighted according to the respective peers’ stock market capitalization at the beginning of each period for which a return is indicated. This peer group was consistent throughout the five-year period displayed, except that Clearway Energy, Inc. was added in 2024, and South Jersey Industries, Inc. was part of the peer group until it was acquired
in 2023. Each adjustment to the peer group was made to provide a better comparator group to the Company.

(7)	Net income in accordance with GAAP.

(8)	EPS in accordance with GAAP.

2026 ANNUAL PROXY STATEMENT | 47

Reconciliation of CAP
Adjustments

Year	Summary Compensation Table Total	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	(Minus)/ Plus Change in Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Equals Compensation Actually Paid

PEO ( Palfreyman )

2025	$3,695,467	$—	$—	$(1,726,208)	$1,400,517	$143,377	$—	$97,846	$—	$3,610,999

PEO (Anderson)

2025	$575,775	$—	$20,211	$—	$—	$331,486	$—	$377,735	$(158,570)	$1,146,637

2024	4,137,585	(572,759)	20,841	(1,629,976)	1,656,971	21,990	—	86,439	—	3,721,091

2023	3,537,654	(398,487)	20,015	(1,449,015)	1,179,999	(294,636)	—	(16,424)	—	2,579,106

2022	3,641,640	(481,596)	19,931	(1,450,637)	1,437,741	(36,880)	—	164,982	—	3,295,181

2021	3,759,354	(667,306)	19,988	(1,360,798)	1,409,352	55,819	—	153,224	—	3,369,633

Other NEOs (Average)

2025	$1,557,143	$121,113	$22,550	$(540,372)	$459,816	$56,288	$—	$56,804	$—	$1,733,342

2024	1,320,446	(36,293)	17,717	(450,767)	455,296	4,107	—	14,871	—	1,325,377

2023	1,139,993	(68,223)	14,116	(372,021)	302,953	(72,345)	—	4,113	(57,817)	890,769

2022	1,153,599	—	21,281	(412,749)	409,084	(10,518)	—	41,779	—	1,202,476

2021	1,133,392	(35,483)	21,162	(392,592)	406,594	15,053	—	48,728	—	1,196,854
CAP Versus TSR
Of the measures displayed in the above table, TSR has the most direct and sig nific
ant impact on CEO and other NEO CAP
calculations
. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation, and 100% incentive equity awards, at-risk.
Approximately 51% of CEO compensation and approximately 39% of the average of other NEO compensation granted annually is composed of RSUs and performance share awards, and therefore is directly impacted by TSR. Additionally, the Rule requires that for each year that CAP is presented, outstanding but unvested equity awards are effectively re-calculated
using the stock price as of the end of the applicable year. While similar values of RSUs and performance share awards were granted across the five years displayed, macroeconomic trends and stock price variations may result in wider variation in TSR and CAP calculations shown in the table below. The CAP table above and charts below do not display the 25% reduction in performance share awards paid due to lower than targeted relative TSR results in each of 2021, 2022, 2023, and 2024 for the years preceding vesting.
The graph below shows the relationship between (1) CAP to our CEOs and the average of the CAP to our other NEOs, and (2) our cumulative TSR and peer group cumulative TSR, over the five fiscal years ending December 31, 2025. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.

48 | NORTHWEST NATURAL HOLDING COMPANY

CAP vs. TSR
CAP
(in thousands)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
TSR
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
PEO CAP (Mr. Anderson)
PEO CAP (Mr. Palfreyman)
NEO Avg CAP
NWN TSR
Peer Group TSR

CAP Versus Net Income
The Rule requires that net income be presented as a performance measure in the CAP table above. In addition, net income comprises approximately 50% of the formula for the EAIP. The graph below shows the relationship between CAP to our CEOs and the average of the CAP to our other NEOs and the Company’s net income over the five fiscal years ending December 31, 2025, as reported in the Company’s consolidated financial statements.

CAP vs. Net Income
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
CAP
(in thousands)
$120
$100
$80
$60
$40
$20
$0
Net Income (in millions)
2021
2022
2023
2024
2025
PEO CAP (Mr. Anderson)
PEO CAP (Mr. Palfreyman)
NEO Avg CAP
Net Income

2026 ANNUAL PROXY STATEMENT | 49

Earnings
Per
Share
EPS is the Company-selected measure because three-year cumulative EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholders’ interests and drives a focus on earnings. The Rules do not appear to permit a multi-year financial measure such as three-year cumulative EPS, so EPS was selected as the most closely aligned measure. The graph below shows the relationship between CAP paid to our CEOs and the average of our other NEOs and our EPS for each of the five fiscal years ending December 31, 2025.

CAP vs. EPS
CAP
(in thousands)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
EPS
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2021
2022
2023
2024
2025
PEO CAP (Mr. Anderson)
PEO CAP (Mr. Palfreyman)
NEO Avg CAP
EPS

Performance Measures
The seven performance measures listed below represent the most important measures the Company used to determine NEO compensation for fiscal year 2025. These measures and other identified considerations are further described in “Compensation Discussion & Analysis,” above.
Financial performance measures selected:

• Net Income	• Return on Invested Capital

• Earnings Per Share	• Return on Equity

• 3-Year Cumulative EPS	• 3-Year Relative TSR

• Total Shareholder Return

50 | NORTHWEST NATURAL HOLDING COMPANY

GRANTS OF PLAN-BASED AWARDS DURING 2025

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Equity Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(l)

Justin B. Palfreyman	2/26/2025	—	535,500	937,125	—	—	—	—
		—	—	—	8,346(2)	27,820(2)	55,640(2)	1,100,559
		—	—	—	—	14,982(3)	—	625,648

David H. Anderson	2/26/2025	—	136,650	239,138	—	—	—	—
		—	—	—	—	—	—	—
		—	—	—	—	—	—	—

Raymond J. Kaszuba III	2/26/2025	—	229,320	401,310	—	—	—	—
		—	—	—	2,823(2)	9,410(2)	18,820(2)	372,260
		—	—	—	—	5,067(3)	—	211,598

MardiLyn Saathoff	2/26/2025	—	170,450	298,288	—	—	—	—
		—	—	—	2,454(2)	8,180(2)	16,360(2)	323,601
		—	—	—	—	4,407(3)	—	184,036

Kimberly H. Rush	2/26/2025	—	179,550	314,213	—	—	—	—
		—	—	—	2,210(2)	7,365(2)	14,730(2)	291,359
		—	—	—	—	3,966(3)	—	165,620

Megan H. Berge		—	95,435	167,011	—	—	—	—
		—	—	—	1,719(2)	5,730(2)	11,460(2)	226,679
	2/26/2025	—	—	—	—	3,087(3)	—	128,913
	3/1/2025	—	—	—	—	6,297(3)	—	257,421

Columns	(i)-(k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—Components of Compensation—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2025 and paid in 2026 is reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.6630 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP with the exception of the March 2025 RSU awards granted to Ms. Berge, which do not include a performance threshold. See “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Restricted Stock Units,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $41.76 per share for RSUs granted on February 26, 2025, and $40.88 per share for RSUs granted on March 1, 2025, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2025 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on relative TSR performance which is a market modifier under share-based compensation accounting guidance. The 2025 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2027. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2027. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares awarded on February 26, 2025, which was based on a value of $39.56 per share which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2025. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

2026 ANNUAL PROXY STATEMENT | 51

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2025:

	Stock Awards

Name	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)

(a)	(g)	(h)	(i)	(j)

Justin B. Palfreyman	639(3)	29,867	81,960(2)	3,793,418
	708(3)	33,092	708 (4)	33,092
	1,718(3)	80,299	3,436 (5)	160,599
	4,994(3)	233,396	9,988 (6)	466,841

David H. Anderson	2,644(3)	123,581	22,706(2)	1,061,278
	2,652(3)	123,954	2,652(4)	123,954
	3,665(3)	171,302	7,330(5)	342,604
	—	—	—	—

Raymond J. Kaszuba III	—	—	18,920(2)	879,647
	—	—	—	—
	—	—	—	—
	1,689(3)	78,936	3,378(6)	157,889
	—	—	5,210(7)	243,528

MardiLyn Saathoff	730(3)	34,120	33,380(2)	1,560,181
	884(3)	41,318	884(4)	41,318
	1,146(3)	53,564	2,292(5)	107,128
	1,469(3)	68,654	2,938(6)	137,323

Kimberly H. Rush	730(3)	34,120	28,340(2)	1,324,612
	708(3)	33,092	708(4)	33,092
	917(3)	42,861	1,834(5)	85,721
	1,322(3)	61,784	2,644(6)	123,581

Megan H. Berge	—	—	11,460(2)	535,640
	—	—	—	—
	—	—	—	—
	1,029(3)	48,091	2,058(6)	96,191
	—	—	6,297(8)	294,322

Columns	(b)-(f) were omitted as they are not applicable.

(1)	Amounts are calculated based on a value of $46.74 per share, the closing market price of the Company’s common stock on December 31, 2025 (the last trading day of 2025).

(2)

For both the 2024-2026 and 2025-2027 performance share awards, the share amounts include the maximum level of the awards based on 2025 results and assuming that the OECC will apply the same Performance Share Adjustments described in “Compensation Discussion and Analysis” above to the 2024-2026 and 2025-2027 awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2026 and 2027, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2025, and that were scheduled to vest based on continued service through March 1, 2026. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

52 | NORTHWEST NATURAL HOLDING COMPANY

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2027 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2027 and 2028 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2027 and 2028 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(7)	Share amount represents a time-based RSU. One-half of the remaining shares will vest on each of September 1, 2026 and 2027.

(8)	Share amount represents a time-based RSU. One-third of the remaining shares vested on March 1, 2026 and an additional one-third of the remaining shares will vest on each of March 1, 2027 and 2028.

OPTION EXERCISES AND STOCK VESTED DURING 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)
(a)	(d)	(e)

Justin B. Palfreyman	9,838	496,891

David H. Anderson	29,158	1,474,287

Raymond J. Kaszuba III	2,605	113,291

MardiLyn Saathoff	11,391	581,850

Kimberly H. Rush	9,322	475,637

Megan H. Berge	—	—

Columns (b)-(c) were omitted as they are not applicable.

(1)

Amounts represent performance share awards and RSUs that vested during 2025. The performance shares are related to the three-year award cycle 2023-2025 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $46.74, the closing market price for the Company’s common stock on December 31, 2025 (the last trading day of 2025), plus dividend equivalents. The performance share award paid at 119.6% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 25, 2026. The value realized includes cash for dividend equivalents of $6.3500 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Palfreyman, $39,916; Mr. Anderson, $112,198; Mr. Kaszuba, $0; Ms. Saathoff, $49,867; Ms. Rush, $39,916; and Ms. Berge, $0. RSUs are related to the units that vested on March 1, 2025 and the value realized is based on the closing price of our common stock on the date preceding the payment date, March 4, 2025, or $42.10 per share, plus cash dividend equivalents which were as follows: Mr. Palfreyman, $13,628; Mr. Anderson, $52,553; Mr. Kaszuba, $0; Ms. Saathoff, $15,985; Ms. Rush, $14,098; and Ms. Berge, $0. In addition, Mr. Kaszuba received 2,605 shares included in the table above which vested on September 1, 2025 and did not have a performance threshold. The value realized is based on the closing stock price on the date preceding the payment date, September 2, 2025 of $41.53 per share plus cash dividends equivalent. Receipt of the following amounts under performance share awards and RSUs was deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Mr. Palfreyman, 6,286 shares valued at $330,204 and $39,916 of dividend equivalents; and Ms. Rush, $3,834 of dividend equivalents. See “Non-Qualified Deferred Compensation in 2025,” below for a discussion of the terms of this plan.

2026 ANNUAL PROXY STATEMENT | 53

PENSION BENEFITS AS OF DECEMBER 31, 2025

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)		(b)	(c)	(d)	(e)

Justin B. Palfreyman	47	N/A	—	N/A	—

David H. Anderson(2)	64	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	20.50	674,516	274,881

		Supplemental Executive Retirement Plan - Tier 1	20.50	—	8,304,711

Raymond J. Kaszuba III	46	N/A	—	N/A	—

MardiLyn Saathoff	69	N/A	—	N/A	—

Kimberly H. Rush(3)	56	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	27.17	1,284,117	—

		Supplemental Executive Retirement Plan - Tier 2	27.17	1,311,272	—

Megan H. Berge	45	N/A	—	N/A	—

(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2025 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits are unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2021 and a discount rate of 5.17%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2025.

(2)

Mr. Anderson retired effective April 1, 2025. The value shown in column (d) is the present value of his remaining benefit as of December 31, 2025, and reflects his actual elected payment form. As shown in column (e), in 2025, Mr. Anderson received a portion of his benefit under the Retirement Plan as a lump sum. He is currently receiving the remainder as a monthly annuity. All benefits accrued by Mr. Anderson prior to his retirement under the Supplemental Executive Retirement Plan were paid in a lump sum on November 1, 2025. He has no further benefit under the Supplemental Executive Retirement Plan as of December 31, 2025.

(3)	Ms. Rush is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service, and if their service continued past December 31, 2007 became 100% vested after three years of service (eligible employees whose service all occurred prior to January 1, 2008 needed five years of service to fully vest). Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2025, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $350,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8% of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5% of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425% of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement.

54 | NORTHWEST NATURAL HOLDING COMPANY

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 0.333% per month (4% per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 0.5% per month (6% per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2025, Ms. Rush was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 being participants in SERP Tier 2. Participants must complete five years of service before becoming 100% vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019. Ms. Rush is currently a participant in SERP Tier 2. Mr. Anderson was a participant in SERP Tier 1 in 2025. He received the entirety of his benefit under the Supplemental Executive Retirement Plan as a lump sum on November 1, 2025 and had no remaining benefit as of December 31, 2025.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit and Social Security benefit, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125% of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40% of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan and Social Security benefits, as discussed above, is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166% per month (5% per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 25% for termination at age 55 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($350,000 in 2025) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits and minus (c) the actual DCP Supplemental Retirement Benefit (see “Non-Qualified Deferred Compensation Plans in 2025,” below). SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

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NON-QUALIFIED DEFERRED COMPENSATION IN 2025

Name	Plan Name	Executive Contributions in 2025(1) ($)	NW Natural Contributions in 2025(1) ($)	Aggregate Earnings (Losses) in 2025(1) ($)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at 12/31/2025(1) ($)

Justin B. Palfreyman	DCP	—	51,256	6,590	—	171,241

David H. Anderson	DCP	—	12,900	111,373	(395,485)	792,970

Raymond J. Kaszuba III	DCP	—	16,131	2	—	16,134

MardiLyn Saathoff	DCP	—	52,702	173,363	—	1,316,555

Kimberly H. Rush	DCP	16,080	17,164	14,389	—	261,602

Megan H. Berge	DCP	—	—	—	—	—

(1)

Of the amounts reported in the Executive Contributions column, the following amounts are reported in the Summary Compensation Table above for 2025: Ms. Rush: $3,834. The remaining amounts in the Executive Contributions column consist of cash dividends on performance share awards which vested and were deferred in 2025 and were included in the value of performance share awards reported in the Summary Compensation Table in the year in which such awards were granted. All amounts in the NW Natural Contributions column are reported in the Summary Compensation Table above for 2025 in column (i). The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Palfreyman, $147,129; Mr. Anderson, $792,970; Mr. Kaszuba, $16,131; Ms. Saathoff, $875,074; Ms. Rush, $174,802; and Ms. Berge, $0. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans in 2025

Our subsidiary, NW Natural, currently maintains the Deferred Compensation Plan for Directors and Executives (DCP), under which all deferred contributions in 2025 were made. Participants in the DCP may elect in advance to defer up to 50% of their salaries, up to 100% of their annual incentives, and up to 100% of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60% of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8% of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under the 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5% of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($350,000 in 2025) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the DCP are credited to either a “stock account” or a “cash account.” Deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. Transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2025 was approximately 4.82% and in 2025 was approximately 23.77%, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2025 was 5.68%.

The DCP includes the Supplemental Retirement Benefit for those also eligible for the Retirement Plan benefit. The Supplemental Retirement Benefit provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without excluding compensation deferred under the DCP. The same annual compensation limits imposed by the Internal Revenue Code for purposes of calculating benefits under the Retirement Plan apply to the DCP Supplemental Retirement Benefit. Accordingly,

56 | NORTHWEST NATURAL HOLDING COMPANY

the benefits under the DCP Supplemental Retirement Benefit are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits. The DCP Supplemental Retirement Benefit is generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•

The acquisition by any person of 20% or more of NW Holdings common stock outstanding (unless the acquirer has filed an SEC Schedule 13G indicating that the securities were not acquired and were not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies);

•	The nomination (and subsequent election) of a majority of NW Holdings’ directors by persons other than the incumbent directors; or

•

The consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, an acquisition of NW Holdings through a merger or share exchange, or an acquisition of more than 50% of the voting securities of NW Natural through a merger, share exchange, or other transaction.

In our plans and agreements on December 31, 2025, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 25 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs (other than Mr. Anderson who retired effective April 1, 2025) if (i) a change in control had occurred on December 31, 2025, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit(1) ($)	Insurance Continuation(2) ($)	Restricted Stock Unit Acceleration(3) ($)	Performance Share Acceleration(4) ($)	Present Value of SERP Enhancements(5) ($)	Total(6) ($)

Justin B. Palfreyman	4,037,500	62,677	1,089,211	2,001,261	—	7,190,649

Raymond J. Kaszuba III	1,747,200	51,666	482,937	458,291	—	2,740,094

MardiLyn Saathoff	1,461,000	20,031	503,082	829,461	—	2,813,574

Kimberly H. Rush	1,200,345	—	442,546	703,401	225,396	2,571,688

Megan H. Berge	1,026,269	—	437,266	279,065	—	1,742,600

(1)

Cash Severance Benefit. Each NEO set forth in the table above is party to a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. At December 31, 2025, the cash severance benefit for each NEO was equal to two times (two and a half times for Mr. Palfreyman) the sum of final annual salary plus the NEO’s annual incentive target then in effect. Under the Executive Annual Incentive Plan, each NEO is additionally entitled to a pro rata amount of the then applicable annual incentive for that portion of the year worked prior to employment termination. These amounts are payable in a lump sum within five days after termination. Under the change in control agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess

2026 ANNUAL PROXY STATEMENT | 57

parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amount in the above table under Cash Severance Benefit for Ms. Rush and Ms. Berge have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the change in control agreements in effect as of December 31, 2025 also provide for the continuation of life and health insurance benefits for two years (30 months for Mr. Palfreyman) following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of 30 months of monthly life and health insurance benefit payments at the rates paid by us for Mr. Palfreyman and two years’ of monthly life and health insurance benefit payments at the rates paid by us for each of the remaining NEOs as of December 31, 2025. Under the change in control agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amount in the above table under Insurance Continuation for Ms. Rush and Ms. Berge have been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2025, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the change in control agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2025 multiplied by a stock price of $46.74 per share, which was the closing price of our common stock on the last trading day of 2025, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.

(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2025” table and “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2025 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2025 to 2027. We made similar awards to the NEOs in 2024 for performance over the years 2024 to 2026. The agreements for the performance share awards granted in 2024 and 2025 state that if cash severance benefits are triggered under the change in control agreements, we must immediately issue the target award for each award outstanding at the time of the change in control. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $46.74 per share, which was the closing price of our common stock on the last trading day of 2025, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2025.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Rush is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating their SERP Tier 2 benefit. The amount for Ms. Rush in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2025.

(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

As of December 31, 2025, each NEO held outstanding unvested RSUs with a performance threshold as listed in the “Outstanding Equity Awards at December 31, 2025” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100% of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $46.74 per share (which was the closing price of our common stock on the last trading day of 2025) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2025 would be: Mr. Palfreyman, $1,155,960; Mr. Kaszuba, $261,761; Ms. Saathoff, $529,281; Ms. Rush, $465,447; and Ms. Berge $159,474. As of December 31, 2025, Ms. Rush was, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Ms. Saathoff and Ms. Rush would be entitled to receive on retirement as of December 31, 2025 would be: Ms. Saathoff, $301,615 and Ms. Rush, $260,563.

As of December 31, 2025, Mr. Kaszuba and Ms. Berge held time-based RSUs as listed in the “Outstanding Equity Awards at December 31, 2025” table above. The RSU award agreements generally require Mr. Kaszuba and Ms. Berge to be employed by NW Natural on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if their employment terminates earlier as a result of death or disability, the RSUs will immediately vest. The value of the RSU payout, based on a stock price of $46.74 per share (which was the closing price of our common stock on the last trading day of 2025), that Mr. Kaszuba and Ms. Berge would have been entitled to receive on death or disability as of December 31, 2025 was $238,644 and $288,434, respectively.

58 | NORTHWEST NATURAL HOLDING COMPANY

As described above under “Grants of Plan-Based Awards During 2025” table and “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2025 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2025-2027. We made similar awards to the NEOs in February 2024 for performance over the years 2024-2026. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 55 plus a number of years of service totaling at least 70, the officer will be entitled to a pro-rated award payout. For awards granted in 2024 and 2025, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2025 as a result of death or disability, their target award for the 2024-2026 performance period would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period, their target award for the 2025-2027 performance period would have been reduced to one-third the original target reflecting employment for one year of the three-year performance period, and then they would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $46.74 per share (which was the closing price of our common stock on the last trading day of 2025) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Palfreyman, $936,039; Mr. Kaszuba, $165,122; Ms. Saathoff, $442,234; Ms. Rush, $368,088; and Ms. Berge, $100,547. As of December 31, 2025, Ms. Saathoff and Ms. Rush were over age 55 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2024-2026 performance period that Ms. Saathoff and Ms. Rush would be entitled to receive if they retired as of December 31, 2025 would be $298,695, and $238,851, respectively.

Post-Retirement Compensation Payable to Mr. Anderson

Mr. Anderson retired effective April 1, 2025 and as of such date held 18,943 outstanding unvested RSUs with a performance threshold. Because Mr. Anderson met the applicable conditions for “retirement” under his RSU award agreements, the agreements provide that Mr. Anderson will receive 100% of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all remaining years, and based on a stock price of $43.01 per share (the closing price of our common stock on Mr. Anderson’s retirement date of April 1, 2025) and the continued payment of quarterly dividends at the then-current rate, the estimated value of the RSU payouts Mr. Anderson is expected to receive post-retirement, as of his retirement date, was $936,223. Such awards are subject to accelerated vesting on a change in control.

In addition, at his retirement, Mr. Anderson held performance share awards granted in February 2024 and February 2023 under which shares of our common stock (plus accumulated cash dividends) are issuable based on our performance over the years 2024-2026 and 2023-2025, respectively. The award agreements provide that if employment terminates earlier as a result of retirement after reaching age 55 plus a number of years of service totaling at least 70, the recipient will be entitled to a pro-rated award payout if at least one year has elapsed since the grant date of the award. Accordingly, Mr. Anderson met the conditions for retirement under such awards, entitling him to receive pro-rated awards. Assuming achievement of target performance levels, and based on a stock price of $43.01 per share (the closing price of our common stock on Mr. Anderson’s retirement date of April 1, 2025) and the continuation of quarterly dividends at the then-current rate for the remainder of the respective performance periods, the estimated value, as of Mr. Anderson’s retirement date, of the prorated performance share awards expected to be paid following retirement was $1,288,576. Mr. Anderson’s performance share awards are subject to accelerated vesting on a change in control.

In addition to his outstanding RSU and performance share awards, upon his retirement, Mr. Anderson was entitled to receive those post-retirement benefits described under the heading “Pension Benefits as of December 31, 2025.”

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NON-EMPLOYEE DIRECTOR COMPENSATION IN 2025

Name	Fees Earned or Paid in Cash ($)(1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(2) ($)	Total ($)
(a)	(b)	(f)	(h)

David H. Anderson	165,000(3)	680	165,680

Timothy P. Boyle	108,750(4)	—	108,750

Peter J. Bragdon	113,750(5)	48	113,798

Monica Enand	247,650(6)	1,183	248,833

Karen Lee	225,150(7)	47	225,197

Mary E. Ludford	227,650(8)	24	227,674

Hon. Dave McCurdy	113,750(9)	4	113,754

Sandra McDonough	250,150(10)	26	250,176

Nathan I. Partain	255,150(11)	—	255,150

Jane L. Peverett	257,650(12)	—	257,650

Kenneth Thrasher	115,000(13)	—	115,000

Malia H. Wasson	337,650(14)	16	337,666

Charles A. Wilhoite	252,500(15)	—	252,500

Columns (c), (d), (e) and (g) were deleted as they are not applicable in 2025. See “Director Fees and Arrangements,” below.

(1)

Amounts in column (b) represent cash compensation earned in 2025 for service as a director of NW Holdings and NW Natural, including any earned amounts deferred at the director’s election pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.

(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2025. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans. Amounts reported for David Anderson are also reported in column (i) of the “Summary Compensation Table,” above.

(3)

Represents fees of $148,500 and $16,500 for fees earned for service as a director of NW Natural and NW Holdings, respectively. Mr. Anderson did not receive any fees for Board service during the portion of the year that he was employed by the Company.

(4)	Represents fees of $97,875 and $10,875 earned for service as a director of NW Natural and NW Holdings, respectively.

(5)	Represents fees of $102,375 and $11,375 earned for service as a director of NW Natural and NW Holdings, respectively.

(6)	Represents fees of $222,750 and $24,900 earned for service as a director of NW Natural and NW Holdings, respectively.

(7)	Represents fees of $202,500 and $22,650 earned for service as a director of NW Natural and NW Holdings, respectively.

(8)	Represents fees of $204,750 and $22,900 earned for service as a director of NW Natural and NW Holdings, respectively.

(9)	Represents fees of $102,375 and $11,375 earned for service as a director of NW Natural and NW Holdings, respectively.

(10)	Represents fees of $225,000 and $25,150 earned for service as a director of NW Natural and NW Holdings, respectively.

(11)	Represents fees of $229,500 and $25,650 earned for service as a director of NW Natural and NW Holdings, respectively.

(12)	Represents fees of $231,750 and $25,900 earned for service as a director of NW Natural and NW Holdings, respectively.

(13)	Represents fees of $103,500 and $11,500 earned for service as a director of NW Natural and NW Holdings, respectively.

(14)	Represents fees of $303,750 and $33,900 earned for service as a director of NW Natural and NW Holdings, respectively.

(15)	Represents fees of $227,250 and $25,250 earned for service as a director of NW Natural and NW Holdings, respectively.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the Board of Directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

60 | NORTHWEST NATURAL HOLDING COMPANY

The compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, is targeted to be aligned near the middle of the market (50th percentile) for the same group of 18 peer companies approved by the OECC for the evaluation of executive compensation. The Governance Committee reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides the Governance Committee with competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2025 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares with a value of at least $450,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The Governance Committee last reviewed the progress of the directors in achieving these stock ownership objectives in February 2026 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Earned in 2025

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2025 to December 31, 2025 are described below:

NW HOLDINGS

Annual Cash Retainer	$21,000

Extra Annual Cash Retainer for Audit Committee Chair	2,000

Extra Annual Cash Retainer for OECC Chair	2,000

Extra Annual Cash Retainer for Finance Committee Chair	1,500

Extra Annual Cash Retainer for Governance Committee Chair	1,500

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	1,500

Extra Annual Cash Retainer for Chair of the Board	10,000

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	1,000

Extra Annual Cash Retainer for OECC Members	1,000

Extra Annual Cash Retainer for Finance Committee Members	750

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Members	750

Extra Board/Committee Meeting Fees(1)	150

(1)

Meeting fees will be paid for directors in attendance at those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting for the Board and each respective committee.

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NW NATURAL

Annual Cash Retainer	$189,000

Extra Annual Cash Retainer for Audit Committee Chair	18,000

Extra Annual Cash Retainer for OECC Chair	18,000

Extra Annual Cash Retainer for Finance Committee Chair	13,500

Extra Annual Cash Retainer for Governance Committee Chair	13,500

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	13,500

Extra Annual Cash Retainer for Chair of the Board	90,000

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	9,000

Extra Annual Cash Retainer for OECC Members	9,000

Extra Annual Cash Retainer for Finance Committee Members	6,750

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Members	6,750

Extra Board/Committee Meeting Fees(1)	1,350

(1)

Meeting fees will be paid for directors in attendance at those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting for the Board and each respective committee.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans in 2025,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on a predetermined date during a participant’s service if elected by such participant or on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Directors and executives of NW Holdings or NW Natural are eligible to participate in the DCP.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2025.

62 | NORTHWEST NATURAL HOLDING COMPANY

2025 AND 2024 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and its subsidiaries paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2025 and 2024:

	2025	2024

Audit Fees	$2,534,600	$2,156,100

Audit-Related Fees	28,225	62,000

Tax Fees	29,500	28,000

All Other Fees	152,000	27,000

Total	$2,744,325	$2,273,100

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and its subsidiaries. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC. Also included for 2025 are fees for stand-alone audits of our SiEnergy and NW Natural Water businesses.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting fees for U.S. Environmental Protection Agency assurance letters.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for non-audit fees and services for SEC and California climate rules assessments and accounting research tools in each of 2025 and 2024.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings approved or ratified 100% of 2025 and 2024 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

2026 ANNUAL PROXY STATEMENT | 63

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Ms. Peverett, Ms. Ludford, Ms. Wasson and Mr. Wilhoite as an “audit committee financial expert.”

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2025, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Vice President, Treasurer, Chief Accounting Officer and Controller, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings before its dissemination.

During 2025, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2025 with NW Holdings’ management and the independent auditor. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2025 Annual Report on Form 10-K. In addition, the Committee discussed with the independent auditor those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditor written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor its independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent audit firm for the year ended December 31, 2025 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2025, the Committee reviewed the performance of its independent auditor, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In February 2025, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent auditor and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On February 25, 2026, the Audit Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2026, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2026. The Committee determined that:

•	For proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent auditor to provide;

•	The Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;

64 | NORTHWEST NATURAL HOLDING COMPANY

•	Management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and

•	The Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent auditor fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent auditor’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent auditor any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent auditor and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 26, 2026 by the Audit Committee:

Jane L. Peverett, Chair	Sandra McDonough
Mary E. Ludford	Malia H. Wasson
Charles A. Wilhoite

2026 ANNUAL PROXY STATEMENT | 65

Proposal 2—Advisory Vote on Executive Compensation

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 22 to 62 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees. Although your vote is advisory and will not be binding on the OECC or the Board, the OECC and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We currently hold advisory votes on executive compensation annually, and the next vote will be at our 2027 Annual Meeting of Shareholders.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholders’ interests: NW Holdings’ performance share awards focus executives on achievement of three-year cumulative earnings per share (EPS), with positive or negative award modification for TSR performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with a performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the LTIP.

NW Holdings has also adopted a number of pay practices that emphasize fairness to shareholders and good governance. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of a change in control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the SERP to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards are subject to “clawback” under the Company’s Compensation Recovery Policy for amounts inappropriately received.

Overall, NW Holdings’ compensation practices are driven by our Total Remuneration Philosophy and Guiding Principles, which is designed to provide total remuneration in a manner that motivates high levels of performance,

66 | NORTHWEST NATURAL HOLDING COMPANY

creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR approval of the Company’s named executive officer compensation.

2026 ANNUAL PROXY STATEMENT | 67

Proposal 3—Ratification of Appointment of Independent Registered Public Accountants

At a meeting held February 25, 2026, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings for fiscal year 2026. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

See “2025 and 2024 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2026 will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

68 | NORTHWEST NATURAL HOLDING COMPANY

Other Matters

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate Annual Report or Proxy Statement for each account with the same Social Security Number or Tax ID Number, please submit your request to Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012. NW Holdings will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our Annual Report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the Annual Report, this Proxy Statement, or any future annual reports or proxy statements, please submit your request to Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012. NW Holdings will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ Annual Report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2027 Annual Meeting of Shareholders

Rule 14a-8 of the SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2027 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 18, 2026.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any shareholder proposal to be submitted at any meeting of shareholders outside of Rule 14a-8. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at

2026 ANNUAL PROXY STATEMENT | 69

the 2027 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than February 27, 2027. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

NW Holdings’ Restated Articles and Bylaws require shareholders to give NW Holdings advance notice of any director nominations to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any director nomination(s) to be considered at the 2027 Annual Meeting of Shareholders, pursuant to our Restated Articles, such director nominations must be received from a shareholder of record entitled to vote at the 2027 Annual Meeting by the Corporate Secretary of NW Holdings not later than the latter of (a) the thirtieth day prior to the date fixed for the 2027 Annual Meeting, or (b) the tenth day after the mailing of notice of the 2027 Annual Meeting, together with the written consent of the nominee to serve as a director.

In addition to satisfying the applicable requirements under NW Holdings’ Restated Articles and Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which notice must be postmarked or transmitted electronically to NW Holdings’ principal executive office no later than 60 calendar days prior to the anniversary date of the 2026 Annual Meeting of Shareholders (for the 2027 Annual Meeting of Shareholders, no later than March 29, 2027). However, if the date of the 2027 Annual Meeting of Shareholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting of Shareholders or the tenth calendar day following the day on which public announcement of the date of the 2027 Annual Meeting of Shareholders is first made by the Company.

Company Information

NW Holdings makes available, free of charge, on our website at www.nwnaturalholdings.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and proxy materials filed under Section 14 of the Securities Exchange Act of 1934, as amended.

NW Holdings also makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;

•	Director Independence Standards;

•	Director Selection Criteria;

•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and

•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012.

Shareholders and other interested parties may communicate with the Chair of the Board, who presides over the Board’s executive sessions, or the non-management directors of the Board by mailing correspondence to Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary. The Corporate Secretary will forward communications to the directors as appropriate. Communications relating to accounting, financial reporting, internal controls or auditing matters will be referred to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitation or advertisements, product or service-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries, spam, and overly hostile, threatening or potentially illegal communications.

70 | NORTHWEST NATURAL HOLDING COMPANY

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $9,000 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy or, alternatively, grant your proxy by telephone or the internet so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Megan H. Berge
April 17, 2026	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

2026 ANNUAL PROXY STATEMENT | 71

Exhibit A

WTW Energy Services Industry Executive Compensation Survey Report - 2024 (Revenue less than $3B)

Algonquin Power & Utilities	ERCOT	NW Natural

ALLETE	Essential Utilities	Oak Ridge National Laboratory

AMERESCO Commercial & Industrial	Georgia Systems Operations	OGE Energy

American Transmission	Great River Energy	Old Dominion Electric

Archrock	Green Mountain Power	Omaha Public Power

Avista	Helmerich & Payne	ONE Gas

Black Hills	HIF Global	Orlando Utilities Commission

Boardwalk Pipeline Partners	Hydro-Québec	Pedernales Electric Cooperative

BWX Technologies	ICF International	Pembina Pipeline

California Independent System Operator	Idaho Power	PJM Interconnection

California Water Service	Institute of Nuclear Power Operations	PNM Resources

Chesapeake Utilities	ISO New England	Portland General Electric

CLEAResult	ITC Holdings	Snohomish County PUD

Cleco	JEA	South Jersey Industries

Colonial Pipeline Company	JERA Americas Inc.	Spire

Colorado Springs Utilities	Knoxville Utilities Board	STP Nuclear Operating

Duquesne Light	Lower Colorado River Authority	Talen Energy

Drax Power Group	Matrix Renewables	TerraPower

EDF Renewables	MISO Energy	Tri-State Generation & Transmission

El Paso Electric	Missouri River Energy Services	UNS Energy

Electric Power Research Institute	MN8 Energy, LLC	URENCO

Energy Northwest	Nebraska Public Power District	Vallourec

EnergySolutions	New Jersey Resources	Washington Gas

Enfinity Global	NorthWestern Energy	Wood Mackenzie

EPCOR Utilities	Nuscale Power

2026 ANNUAL PROXY STATEMENT | A-1

Exhibit B

WTW General Industry Executive Compensation Survey Report - 2024 (Revenue $500M to $1B)

American Public Education	Hypertherm	PLP

Arkansas Children’s Hospital	Inmar	Port of Seattle

ATI Physical Therapy	InnovAge	PQ

Badger Daylighting	Institute of Electrical & Electronic Engineers (IEEE)	Purdue Pharma

Bush Brothers & Company	International Data Group	RSA Security

California Institute of Technology	Ixom	Softtek

Central Plateau Cleanup Company	J. Jill Group	Sonnys Direct

Columbus McKinnon	Jamieson Wellness	St Francis Hospital

Commercial Vehicle Group	KEEN	Stoneridge

Cook Inlet Region Inc.	KI, Inc.	Strive Health

CorVel Corporation	Kodak Alaris	Sunrise Foods International

CSC Service Works	Matrix Service	Tallahassee Memorial HealthCare

Donnelley Financial Solutions	MedVet	TDIndustries

FN America LLC	Midcontinent Media	Tivity Health

Freshworks	Minneapolis School District	TT Electronics

Guild Education	Myers Industries	United Talent Agency

Hanford Integration and Solutions	National Renewable Energy Laboratory	Utah Transit Authority

HBX Group	New Jersey Institute of Technology	Valleywise Health

HealthEquity	NIBCO Inc	Velcro Group

High Company LLC	Northwest Permanente PC	Wichita State University

HomeServe USA	NOW Foods	Zamora Company

Huntington Health	Otter Products	Zumiez

2026 ANNUAL PROXY STATEMENT | B-1

Exhibit C

NON-GAAP FINANCIAL MEASURES

Management uses “adjusted net income” and “adjusted earnings per share,” both of which are non-GAAP financial measures, when evaluating NW Natural Holdings’ overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about NW Holdings’ performance because they eliminate the impacts of significant discrete items that can affect the comparison of period-over-period results. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NON-GAAP RECONCILIATIONS
	2023		2024		2025
In millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share

Net income from continuing operations	$93.9	$2.59	$78.9	$2.03	$113.3	$2.77

Adjustments:

Transaction and business development expenses(1)	—	—	—	—	9.1	0.22

Regulatory disallowance of line extension allowances(2)	—	—	13.8	0.35	—	—

SiEnergy transaction expenses(2)	—	—	2.3	0.06	—	—

Tax effects on non-GAAP adjustments	—	—	(4.3)	(0.11)	(2.4)	(0.06)

Adjusted net income from continuing operations	$93.9	$2.59	$90.7	$2.33	$120.0	$2.93

(1)

Transaction and business development expense is related to SiEnergy transactions expenses recognized in the first quarter of 2025 and Pines transaction expenses recognized in the second quarter of 2025. Other business development costs were recognized in the second and third quarter of 2025. Tax effect of the adjustments were calculated using a combined federal and state statutory rate of 26.5%. EPS amounts are calculated using diluted shares of 40.9 million as shown on the NW Holdings Consolidated Statements of Comprehensive Income (Loss).

(2)

Regulatory disallowance is related to undepreciated line extension costs recognized in the fourth quarter of 2024 and transaction expenses are related to SiEnergy. Tax effect of the adjustments were calculated using a combined federal and state statutory rate of 26.5%. EPS amounts are calculated using diluted shares of 38.9 million as shown on the NW Holdings Consolidated Statements of Comprehensive Income (Loss).

2026 ANNUAL PROXY STATEMENT | C-1

NW Natural HOLDINGSTM C/O EQUINITI TRUST COMPANY, LLC 55 CHALLENGER ROAD, FLOOR 2 RIDGEFIELD PARK, NJ 07660 SCAN TO VIEW MATERIALS & VOTE ~How to Vote~ Please Choose One of the Following Voting Methods VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 27, 2026 or, for participants in the Northwest Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 25, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2026 You may attend the 2026 Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 27, 2026 or, for participants in the Northwest Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 25, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V91155-P49179 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORTHWEST NATURAL HOLDING COMPANY For All Withhold All For All Except The Board of Directors recommends you vote FOR ALL the following: Proposal 1. 1. The election of three Class III directors for terms of three years. Class III Nominees: 01) David H. Anderson 02) Peter J. Bragdon 03) Nathan I. Partain The Board of Directors recommends you vote FOR proposals 2 and 3. Proposal 2. 2. Advisory vote to approve Named Executive Officer Compensation. Proposal 3. 3. The ratification of the appointment of PricewaterhouseCoopers LLP as Northwest Natural Holding Company’s independent registered public accountants for the fiscal year 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V91156-P49179 REVOCABLE PROXY NORTHWEST NATURAL HOLDING COMPANY Proxy for 2026 Annual Meeting of Shareholders May 28, 2026 2:00 p.m. Pacific Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Justin B. Palfreyman, Raymond J. Kaszuba III, and Megan H. Berge, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Thursday, May 28, 2026 at www.virtualshareholdermeeting.com/NWN2026, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof. If shares of the Company’s common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or the Northwest Natural Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary or trustee of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2026 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side. Continued and to be signed on reverse side